As filed with the Securities and Exchange Commission on November 10, 2005
                         Registration Number __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SVC FINANCIAL SERVICES, INC.
                 (Name of Small Business Issuer in its Charter)

         Colorado                         7372                   84-1343219
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
   of incorporation or         Classification Code Number)   Identification No.)
       organization)
                        235 Montgomery Street, Suite 956
                                  San Francisco
                                California 94104
                                 (866) 370-9600
          (Address and telephone number of principal executive offices)

                                Christopher Haigh
                             Chief Executive Officer
                        235 Montgomery Street, Suite 956
                                  San Francisco
                                California 94104
                                 (866) 370-9600
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                 Marc Ross, Esq.
                            Louis A. Brilleman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of                                Proposed Maximum           Proposed Maximum
Securities to be             Amount To Be         Offering Price Per Share      Aggregate Offering       Amount of Registration
Registered                   Registered                      (1)                       Price                       Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001(2)                    29,694,566                     $0.11                  $3,266,402.20                 $384.46
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001(3)                    35,936,648                     $0.11                  $3.953,031.30                 $465.27
----------------------------------------------------------------------------------------------------------------------------------
Total                        65,631,214                                            $7,219,433.50                 $849.73
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the high and low price per share of the Registrant's Common Stock on the Over the Counter Bulletin Board as of November 4, 2005 was $0.11 per share.
(2) Represents shares issuable upon conversion of secured convertible notes.
(3) Represents shares issuable upon exercise of warrants.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                 Subject to Completion, dated November 10, 2005

                          SVC FINANCIAL SERVICES, INC.

                        65,631,214 Shares of Common Stock

         This prospectus relates to the resale by the selling stockholders of up to 65,631,214 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

         The total number of shares sold herewith includes the following shares to be issued to the selling stockholders: (i) up to 29,694,566 shares issuable upon conversion of secured promissory notes, and (ii) 35,936,648 shares issuable upon the exercise of warrants. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise, if any, of warrants to purchase 35,936,648 shares of common stock. All costs associated with this registration will be borne by us.

         Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "SVCX."

         On November 7, 2005, the last reported sale price for our common stock on the OTC Bulletin Board was $0.11 per share.

         The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is ________, 2005

                                TABLE OF CONTENTS

                                                                                              Page
Prospectus Summary..........................................................................    1
Risk Factors................................................................................    3
Forward Looking Statements..................................................................    7
Use of Proceeds.............................................................................    7
Management's Discussion and Analysis or Plan of Operation...................................    8
Business....................................................................................   13
Legal Proceedings ..........................................................................   17
Description of Property.....................................................................   16
Directors and Executive Officers............................................................   16
Executive Compensation......................................................................   19
Security Ownership of Certain Beneficial Owners and Management..............................   20
Market for Common Equity and Related Stockholder Matters....................................   21
Selling Shareholder.........................................................................   22
Certain Relationships and Related Transactions..............................................   23
Description of Securities...................................................................   23
Plan of Distribution........................................................................   24
Legal Matters...............................................................................   26
Experts.....................................................................................   26
Where You Can Find More Information.........................................................   26
Disclosure of Commission Position on Indemnification for Securities Act Liabilities.........   26
Index to Consolidated Financial Statements..................................................  F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. SVC Financial Services, Inc. is referred to throughout this prospectus as "SVC," "we" or "us."

General

SVC is a transaction management company at the development stage that provides integrated financial services and value-added software for accelerating sales. We have pioneered a scalable, integrated media and transaction management solution, the Mazarin Media Platform, which provides rapid application delivery for any size organization. We enable our customers to deliver smart applications that inspire consumers to make immediate, informed decisions. SVC solutions have a broad range of applicability and provide significant value to the music and entertainment, political, non-profit, research and testing, and corporate and consumer marketing areas. SVC's revolutionary Scoot(TM) Mobile Money ATM Card allows anyone with a cell phone to store, send and receive funds anywhere in the world. Scoot Mobile Money is a low cost, global approach to supporting the large and fast-growing markets for funds transfer, unbanked money management, and secure payment remittances and reimbursements. Scoot is strategically focused on three large and rapidly growing markets: 1) sale of pre-paid debit cards 2) card-to-card money transfer services and 3) marketing select goods and services via cell phone. Since inception, we have devoted substantially all of our efforts to activities such as financial planning, capital raising and product development and have not recorded any significant revenue.

For the fiscal years ended September 30, 2004 and 2003, we had net losses of $3,446,923 and $566,619, respectively. At June 30, 2005, we had an accumulated deficit of $9,103,406. Since we have suffered recurring losses from operations, our auditors in their report on our financials for the fiscal year ended September 30, 2005, have expressed substantial doubt about our ability to continue as a going concern.

Recent Developments

On September 29, 2005, we entered into a subscription agreement with two accredited investors for the sale and issuance of our 10% secured promissory notes in the principal amount of $750,000 due in September 2007. The notes may be converted at any time by the holder into shares of our common stock, no par value, at a conversion price equal to the lesser of (i) $0.15, or (ii) 75% of the average of the volume weighted average prices of our common stock for the three trading days preceding the date of conversion. We also issued to these two investors (i) five-year warrants to purchase 4,242,081 shares of our common stock at $0.181 per share, and (ii) warrants to purchase 4,242,081 of our common stock at $0.181 per share exercisable for a period of one year from the effective date of the registration statement of which this prospectus forms a part. The investors also agreed to purchase an additional $750,000 in promissory notes on the fifth business day following the effective date of the registration statement of which this prospectus is a part and upon the completion by us of 20,000 money cards and other conditions.

The investors may exercise the Warrants on a cashless basis if the shares underlying the Warrants are not then registered. In the event of a cashless exercise, we will not receive any proceeds. The investors have agreed to restrict their ability to convert their notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Our principal executive office is located at 235 Montgomery Street, Suite 956, San Francisco, California 94104 (866) 370-9600 and our telephone number at that location is (866) 370-9600.

                                  This Offering

Shares offered by Selling
Stockholders.........................................      Up to 65,631,214 shares, consisting of up to
                                                           29,694,566 shares issuable upon the conversion of a
                                                           secured convertible notes* and up to 35,936,648
                                                           shares issuable upon the exercise of warrants

Common Stock to be outstanding after the offering....       100,273,169**

Use of Proceeds......................................      We will not receive any proceeds from the sale of
                                                           the common stock hereunder. See "Use of Proceeds"
                                                           for a complete description.

Risk Factors.........................................      The purchase of our common stock involves a high
                                                           degree of risk. You should carefully review and
                                                           consider "Risk Factors" beginning on page 3.

OTC Bulletin Board
Trading Symbol.......................................      SVCX


* The number of shares issuable upon the conversion of the secured convertible notes is 16,968,324 based upon the conversion price of $0.0884 in effect on the date we entered into the subscription agreements for the issuance and sale of the notes. However, under the terms of the subscription agreements, we are required to include herein 175% of the number of shares that would have been issuable assuming the conversion price in effect on the date we entered into the subscription agreements.

**       Based on the current issued and outstanding number of shares of
34,650,954 as of September 30, 2005, and assuming issuance of all shares registered herewith, the number of shares offered herewith represents approximately 65.5% of the total issued and outstanding shares of common stock.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business

We have incurred significant losses to date and expect to continue to incur losses.

During the fiscal years ended September 30, 2004 and 2003 we incurred net losses of approximately $3,446,923 and $566,619, respectively, resulting in an accumulated deficit of approximately $9,103,406 as of June 30, 2005. We expect to continue to incur losses for at least the next 12 months. Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

Our auditors have issued a going concern opinion which may make it more difficult for us to raise capital

Our auditors have included a going concern opinion on our financial statements we have not generated sufficient cash flows to meet our obligations and sustain our operations. If we are unable to continue as a going concern, you could lose your entire investment in us.

We may need to raise additional capital.

Although we have entered into securities purchase agreements providing for a $1,500,000 financing, we may require additional financing. We anticipate, based on currently proposed plans and assumptions relating to the implementation of our business plan, that the proceeds of the financing, together with projected revenues from operations, may only be sufficient to satisfy our operations and capital requirements for the next 12 months. There can be no assurance that such funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances. Moreover, if our plans change or our assumptions change or prove to be inaccurate (due to unanticipated expenses, difficulties, delays or otherwise), we could be required to seek additional financing sooner than currently anticipated. We will also require additional financing to expand into other markets and further develop our products and services. We have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing will be available when needed, on commercially reasonable terms or at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our success will depend on consumer perception of us and our products and services.

We are highly dependent upon consumers' perception of the safety and quality of its products and services as well as similar products and services distributed by other companies. Consumer perception is difficult to influence. As a result, we could be adversely affected in the event any of our products or services or any similar products or services distributed by other companies should prove, or be asserted to be, harmful to consumers. In addition, because of our dependence upon consumer perceptions, similar products distributed by other companies could have a material adverse effect on the results of our operations and financial condition.

Our operations are subject to governmental regulations, which may change in a manner that adversely affects our business.

We are subject to two types of regulations: Federal banking regulations (e.g. Bank Secrecy Act) and the money transfer provisions of the US Patriot Act. Because of the War on Terror and the campaign against money laundering, it is expected that these laws and regulations will become more complex over time, thereby raising the financial burden of compliance. The operation of our business is designed to limit the amount of reports that are required to be submitted to regulators, and we believe that we are in substantial compliance with all applicable rules and the regulations. Nevertheless, non-compliance with any of the reporting or other rules and regulations may have an adverse impact on our ability to conduct our business if any of the authorities choose to enforce such rules.

If there is a change in regulatory requirements affecting the issuance of twin pack or multiple pack debit cards that can draw from the same account could materially and adversely affect our business

Our product "Scoot" combines a prepaid debit card with a cell phone based money transfer service. Scoot cardholders can manage their account with their existing phone (including cellular and internet phones), to get their current balance, make payments for goods and services, and make card-to-card money transfers based only on the recipient's phone number. Just as PayPal allows users to send and receive money with their email address, Scoot allows users to send and receive money with their cell phone number. Scoot cards may be used to transfer funds through the ATM networks, including in other countries. If there is a change in the regulatory requirements relating to electronic fund transfers resulting in preventing SCOOT cardholders from sending cards to beneficiaries such as family members in another country, this may materially and adversely affect our business.

If we are unable to protect our intellectual property effectively, we may be unable to prevent third parties from using our technologies, which would impair our competitive advantage.

We have not yet been granted patents for our technology and we cannot assure you that any of our currently pending or future patent applications will result in issued patents, or that any patents issued to us will not be challenged, invalidated or held unenforceable. We cannot guarantee you that we will be successful in defending challenges made in connection with our patent applications. We rely on trade secret protection, and other contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to protect our intellectual property, we will be unable to prevent third parties from using our technologies and they will be able to compete more effectively against us.

We cannot guarantee you that any patents issued to us will be broad enough to provide any meaningful protection nor can we assure you that one of our competitors may not develop more effective technologies, designs or methods without infringing our intellectual property rights or that one of our competitors might not design around our proprietary technologies.

If we are not able to protect our proprietary technology, trade secrets and know-how, our competitors may use our inventions to develop competing products. We have applied for certain patents relating to our technology. However, these patents may not be issued, or if issued, may not protect us against our competitors, and patent litigation is very expensive. We may not have sufficient cash available to pursue any patent litigation to its conclusion because currently we do not generate revenues.

We cannot rely solely on our current patents to be successful. The standards that the U.S. Patent and Trademark Office and foreign patent offices use to grant patents, and the standards that U.S. and foreign courts use to interpret patents, are not the same and are not always applied predictably or uniformly and can change, particularly as new technologies develop. As such, the degree of patent protection obtained in the U.S. may differ substantially from that obtained in various foreign countries. In some instances, patents have issued in the U.S. while substantially less or no protection has been obtained in Europe or other countries.

We cannot be certain of the level of protection, if any, that will be provided by our patents, if issued. If we attempt to enforce them and they are challenged in court where our competitors may raise defenses such as invalidity, unenforceability or possession of a valid license. In addition, the type and extent of any patent claims that may be issued to us in the future are uncertain. Any patents which are issued may not contain claims that will permit us to stop competitors from using similar technology.

If we lose key consultants or are unable to attract or retain qualified personnel, our business could suffer.

Our success is highly dependent on our ability to attract and retain qualified scientific and management personnel. We are highly dependent on our management, including Christopher Haigh, our President and Chief Executive Officer, who is critical to the development of our technologies and business. The loss of the services of this individual could have a material adverse effect on our operations. If we were to lose this individual, or any other key consultants, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

If we are unable to compete effectively with existing or new competitors, our existing business will decline and our anticipated business plan will not be successfully implemented.

We believe that the consumer market for financial products is continually evolving, and is highly dependent upon changes in the demographic and social trends that have resulted in significant growth in this industry in the past few years. We will encounter aggressive competition from numerous competitors, many of whom have significantly greater financial resources than we do. Competitors with greater resources than ours may be able to enter into more effective distribution channel relationships. Our competitors vary by the nature of the distribution channel. We believe that our ability to compete will depend upon our ability to react quickly to expected and perceived customer requirements and desires, and maintain relationships with its existing strategic partners and identify and reach agreements with new partners. However, there can be no assurance that our assessment of the market place is correct, or that its products will be accepted now or in the future.

We may not be able to adequately protect our intellectual property rights and may infringe upon the intellectual property rights of others. We intend to pursue registrations for all of the trademarks associated with its key age management products. We will rely on common law trademark rights to protect its unregistered trademarks as well as its trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register its trademarks in certain foreign jurisdictions. However, the protection available, if any, in such jurisdictions may not be as extensive as the protection available to the company in the United States.

Although we will seek to ensure that we do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us. Defending against such claims, even if they are without merit, can be extremely costly and the assertion of such claims can have a material adverse effect on us.

Risks Relating to Our Current Financing Arrangement:

There Are A Large Number Of Shares Underlying Our Callable Secured Convertible Notes, And Warrants That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price Of Our Common Stock.

As of September 30, 2005, we had 34,650,954 shares of common stock issued and outstanding. In connection with the financing arrangement that we entered into in September 30, 2005, we also have outstanding secured convertible notes or an obligation to issue callable secured convertible notes that may be converted into an estimated 29,694,566 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 35,936,648 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. Upon effectiveness of the registration statement of which this prospectus forms a part, all of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

There are a large number of shares underlying our convertible notes and warrants that are being registered in this prospectus and the sale of these shares may depress the market price of our common stock.

The convertible notes are convertible into shares of our common stock at the lesser of (i) $0.15, or (ii) 75% of the average of the volume weighted average prices of our common stock as reported by Bloomberg L.P. for the Principal Market for the three trading days preceding the date of conversion. The issuance of shares upon conversion of our convertible notes is likely to result in substantial dilution to the interests of other stockholders. As of September 30, 2005, we had 34,641,955 shares of common stock issued and outstanding. We are registering 65,631,214 shares of common stock pursuant to this registration statement, of which up to 29,694,566 shares are reserved for issuance upon conversion of the notes. As of October 20, 2005, the closing price of our common stock was $0.12. There is no upper limit on the number of shares that we may be required to issue upon conversion of the notes.

The variable price feature of our convertible notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders. The number of shares we will be required to issue upon conversion of the notes will increase if the market price of our stock decreases. The following is an example of the amount of shares of our common stock issuable upon conversion of the entire $1,500,000 principal amount in convertible notes, plus accrued interest at 10% per annum over two years, based on market prices assumed to be 25%, 50% and 75% below the closing bid prices on October 20, 2005 of $0.12:

% BELOW MARKET        PRICE PER SHARE      WITH 25% DISCOUNT      NUMBER OF SHARES        PERCENTAGE*
25%                   $0.08                $0.06                  30,000,000              46.4%
50%                   $0.06                $0.045                 40,000,000              53.6%
75%                   $0.04                $0.03                  60,000,000              63.4%

-----------------
* Based upon 34,641,955 shares of common stock outstanding as of September 30, 2005. The convertible notes contain provisions that limit the stockownership of the holders of those notes to 4.99%. Nevertheless, the percentages set forth in the table reflect the percentage of shares that may be issued to the holders in the aggregate.

As illustrated, the number of shares of common stock issuable in connection with the conversion of the convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The large number of shares issuable upon conversion of the convertible notes may result in a change of control

As there is no limit on the number of shares that may be issued under the convertible notes, these issuances may result in the purchasers of the notes controlling us. It may be able to exert substantial influence over all matters submitted to a vote of the shareholders, including the election and removal of directors, amendments to our articles of incorporation and by-laws, and the approval of a merger, consolidation or sale of all or substantially all of our assets. In addition, this concentration of ownership could inhibit the management of our business and affairs and have the effect of delaying, deferring or preventing a change in control or impeding a merger, consolidation, takeover or other business combination which our shareholder, may view favorably.

The lower the stock price, the greater the number of shares issuable under the convertible notes

The number of shares issuable upon conversion of the convertible notes is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the agreement. Upon issuance of the shares, to the extent that holders of those shares will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our stockholders to greater dilution and a reduction of the value of their investment.

The issuance of our stock upon conversion of the convertible notes could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights.

The convertible notes have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares issued upon conversion and placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock. The opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the convertible notes will increase, which will materially dilute existing stockholders' equity and voting rights.

The following risks relate principally to our common stock and its market value:

There is a limited market for our common stock which may make it more difficult for you to dispose of your stock

Our common stock is quoted on the OTC Bulletin Board under the symbol "SVCX." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our stock price may be volatile

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

     o technological innovations or new products and services by us or our competitors;
     o   additions or departures of key personnel;
     o   sales of our common stock
     o   our ability to integrate operations, technology, products and services;
     o   our ability to execute our business plan;
     o   operating results below expectations;
     o   loss of any strategic relationship;
     o   industry developments;
     o   economic and other external factors; and
     o   period-to-period fluctuations in our financial results.

Because we have a limited operating history with no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our common stock is deemed to be penny stock with a limited trading market

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

                           FORWARD-LOOKING STATEMENTS

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise, if any, of the warrants owned by the selling shareholders.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our condensed consolidated financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this quarterly report contain forward-looking information that involves risks and uncertainties.

Critical Accounting Policies

Our significant accounting policies are described in Note 1 to the Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies are considered to be critical within the SEC definition.

Use of Estimates

Our financial statements are prepared in accordance with accounting principals generally accepted in the United States of America (GAAP), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimated by management.

Revenue Recognition

We recognize revenue from sale or use of our products ratably over applicable contract periods or as services are performed.

RESULTS OF OPERATIONS

Year Ended September 30, 2004 and 2003

Revenues

During the year ended September 30, 2004 the Company generated revenues of $11,258, a 44% decrease compared to the year ended September 30, 2003 during which the Company generated revenues of $20,032. Management expects that none of the Company's previous businesses will generate any revenues in future periods. Future revenue will come from products currently under development.

Expenses

Total operating expenses increased $1,367,990 (290%) from $472,442 during the year ended September 30, 2003 to $1,840,432 during the year ended September 30, 2004. The increase is due to increased cost in four areas: a $177,962 (139%) increase in compensation for management and administrative staff, a $627, 171 increase in stock based compensation which is the market value during the month earned of shares paid to contractors and vendors (there was no stock based compensation incurred in the year ended September 30, 2003), a $ 512,584 (231%) increase in professional fees paid for software development and marketing and business development and a $52,427 (445%) increase in marketing costs.

Interest Expense

Interest expense increased $1,307,063 (954%) from $136,989 during the year ended September 30, 2003 to $1,444,052 during the year ended September 30, 2004.The most significant component of the increase in interest expense is $1,364,470 for amortization of the value of warrants, as calculated using the Black Scholes method, issued in relation to additional debt and extensions of due dates on other debt. Other components of changes in interest expense include a decrease due to $784,764 of principal and accrued interest being converted to equity and a minor increase due to interest on additional borrowings of $234,500 during the year.

Other income and expenses

Other expense for the year ended September 30, 2004 includes $199,227 expense as the value of the beneficial conversion feature of some debt, also calculated using the Black Scholes method. The value of the beneficial conversion feature is required to be expensed immediately since the debt is convertible at any time. There was no beneficial conversion feature expense incurred in the year ended September 30, 2003.

There was a $23,423 (47%) reduction in gain on extinguishment of debt. The net loss increased $2,880,304 (508%) from $566,619 during the year ended September 30, 2003 to $3,446,923 during the year ended September 30, 2004.

Three and Nine Months Ended June 30, 2005 Compared to the Three and Nine Months Ended June 30, 2004

Revenues

During the three months ended June 30, 2005 we generated revenues of $5,750 which is $1,750 (23%) less that the three months ended June 30, 2004 during which we generated revenues of $7,500. Revenue during the nine months ended June 30, 2005 was $10,188 which is $2,680 (36%) less than the revenue of $7,508 for the same period of 2004. Management expects that none of our previous businesses will generate any revenues in future periods. Future revenue will come from products currently under development.

Expenses

Total operating expenses increased $213,881 (57%) from $375,934 during the three months ended June 30, 2004 to $589,815 during the three months ended June 30, 2005. The most significant factors in the increase are: a $78,138 (127%) increase in compensation for additional management and administrative staff, , a $114,724 (99%) increase in professional fees (which includes $51,230 for investment banking services, and $45,110 for software consultants), a $22,243 increase in marketing expenses, a $26,135 increase in travel and entertainment expenses, a $30,191 increase in office and printing expense and a $9, 129 increase in facilities and related expense. This was partially offset by a $77,487 (47%) decrease in stock based compensation for consulting and professional services, Stock based compensation expense for the three months ended June 30, 2005 consisted of 99,903 shared valued at $29,758 issued to three contractors primarily for software development services rendered, and 145,833 shares valued at $58,750 for options vested during the period. Stock based compensation the three months ended June 30, 2004 consisted of 145,925 shares valued at $125,995 issued to six contractors for management and software development services rendered and 83,333 shares valued at $40,000 for options vested during the period.

Total operating expenses for the nine months ended June 30, 2005 increased $629,207 (54%) from $1,162,750 during the nine months ended June 30, 2004 to $1, 791,957 during the nine months ended June 30, 2005. The most significant factors in the increase are: a $82,668 (35%) increase in salaries for additional management and administrative staff, an $85,555 (18%) increase in stock based compensation, a $132,752 (36%) increase in professional fees (which includes $24,995 for audit services, $73,418 for investment banking services, $122,426 for software consultants, $26,380 for website consultants, $20,500 for regulatory consultants, and $26,056 for sales consultants, offset by a $14,650 decrease in accounting services, $88,826 decrease in legal services, $25,786 decrease in recruiting costs, and a $38,277 decrease for marketing and business development consultants), a $52,281 increase in office supplies and printing costs, a $100,000 write-down of software under development, a $73,982 increase in travel and entertainment costs, a $ 24,514 in facilities and related costs, and a $51,881 increase in marketing and communications costs (which includes a $19,300 increase in public relations costs, and a $ 24,159 increase in trade show expense. Stock based compensation expense for the nine months ended June 30, 2005 consisted of 365,513 shared valued at $126,522 issued to five contractors for software development services rendered, website consulting services, and accounting services rendered; 333,336 shares valued at $145,000 for options vested during the period, and 1,000,000 shares valued at $280,000 to fulfill the bonus commitment to the CEO per his consulting agreement.

Interest expense decreased $213,780 (54%) from $397,053 during the three months ended June 30, 2004 to $183,273 during the three months ended June 30, 2005. Interest expense decreased $279,529 (22%) from $1,261,678 during the nine months ended June 30, 2004 to $982,149 during the nine months ended June 30, 2005. The majority of interest expense is amortization of fair value of warrants issued in conjunction with debt.

Expense for the value attributed to the beneficial conversion feature of debt decreased $70,709 (58%) from $121,988 during the three months ended June 30, 2004 to $51,279 during the three months ended June 30, 2005. This same expense increased $173,913 (143%) from $121,988 during the nine months ended June 30, 2004 to $295,901 during the nine months ended June 30, 2005. We have been able to raise additional capital for our working capital needs through the issuance of short-term convertible debt.

Financing fees were $19,550 for the three months and nine months ended June 30, 2005 compared to $ none 0 and $1,000 for the three months and nine months ended June 30, 2004, respectively.

There was a gain on extinguishment of debt of $26,666 in the nine months ended June 30, 2004 and none in 2005. The net loss for the three months ended June 30, 2005 decreased $49,058 (6%) from $887,475 during the three months ended June 30, 2004 to $838,417 during the three months ended June 30, 2005.

The net loss for the nine months ended June 30, 2005 increased $566,24 1 (23%) from $2,513,378 during the nine months ended June 30, 2004 to $3,079,61 9 during the nine months ended June 30, 2005.

LIQUIDITY AND CAPITAL RESOURCES

During the nine months ended June 30, 2005 net cash used in operating activities was $894,269 compared to cash used by operating activities of $347,082 during the nine months ended June 30, 2004. During the nine months ended June 30, 2005, we have continued to expand our operations which increased expenses but we have not generated significant revenue to date.

During the nine months ended June 30, 2005 net cash used in investing activities was $19,709 compared to $95,027 used in investing activities for the nine months ended June 30, 2004 which included $90,000 for software under development and $5,027 for fixed asset purchases.

Financing activities generated $891,516 of cash for the nine months ended June 30, 2005 compared to $414,214 for the same period of 2004. Financing for the nine months ended June 30, 2005 includes $151,015 from issuance of common stock, net of issuance costs, and $740,501 from borrowing on related party notes payable. Financing for the nine months ended June 30, 2004 includes $404,714 from issuance of common stock, net of issuance costs, and $9,500 from borrowing on related party notes payable.

There was a deficiency in net working capital of $2,947,608 at June 30, 2005, which is primarily due to us having no significant source of revenue. This situation resulted in us and borrowing additional monies to keep us going and meet our working capital and product development needs.

Net losses of $3,079,619 were incurred for the nine months ended June 30, 2005, and $9,103,406 from inception through June 30, 2005.

We have a nominal amount of revenue, and we have not generated positive operational cash flow. We continue to incur significant expenses to develop our product offering and in bringing our product offering to market. Consequently, we will require additional funds during the next two to nine months to execute our business strategy of exploit our business opportunities. Additional financing may not be available on favorable terms or at all. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our ability to execute on our business opportunities.

On January 11, 2005 we concluded a loan agreement and credit facility with an existing accredited investor of $400,000 for convertible debentures payable two years after draw-down, bearing 12% interest. The debentures and any accrued interest may be converted into common stock of We at the election of the holder at anytime utilizing a conversion ratio of $.233 per share. These debentures also entitle the investor to 562,500 shares of restricted common stock as consideration for establishing the credit facility. As of June 30, 2005 the entire credit facility has been drawn down.

We announced on February 1, 2005 that Grant Bettingen, Inc., a highly respected investment bank focused on growth companies, has agreed to provide us with investment banking, market-making and other business advisory services. The services provided by Grant Bettingen, Inc., will assist us in executing our plan to be the market and technology leader in electronic and wireless payment systems, digital rights management and pre-paid stored-value cards.

During March 2005, an additional $155,000 was raised from existing accredited investors via convertible debentures payable on dates ranging from March 2, 2007 to March 7, 2007, bearing 12% interest. Additional amounts of $75,000 during April 2005, $85,000 during May 2005 and $75,000 during June 2005 were raised on the same terms and payable in April through June 2007. These debentures may be converted into our common stock of, at the election of the holder, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.233 per share.

We cannot predict the extent of investor interest in us, which may affect the future sales of equity and debt securities to fund our current business. It is unlikely that we will raise significant amounts of capital through borrowing or through the issuance of debt instruments. Therefore, we are currently seeking new capital through the sale of additional common shares, either through a public offering or private placement. Historically, we have sold our shares through private placements to accredited and qualified investors. Sales of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock. We may also seek the advice and assistance of investment bankers and other financial professionals to assist us in raising additional capital and we expect to pay fees for these services.

On September 29, 2005, we entered into a subscription agreement with two accredited investors for the sale and issuance of our 10% secured promissory notes in the principal amount of $750,000 due in September 2007. The notes may be converted at any time by the holder into shares of our common stock, no par value, at a conversion price equal to the lesser of (i) $0.15, or (ii) 75% of the average of the volume weighted average prices of our common stock for the three trading days preceding the date of conversion. We also issued to the purchasers (i) five-year warrants to purchase 4,242,081 shares of our common stock at $0.181 per share, and (ii) warrants to purchase 4,242,081 of our common stock at $0.181 per share exercisable for a period of one year from the effective date of the registration statement of which this prospectus forms a part. The investors also agreed to purchase an additional $750,000 in promissory notes on the fifth business day following the effective date of the registration statement of which this prospectus is a part and upon the completion by us of 20,000 money cards and other conditions.

The net received in this first round of funding was $608,942. This reflects direct payments from the $750,000 principal of $85,612 for legal fees and expenses, $35,446 for audit fees and $20,000 for commissions.

We believe that the proceeds from the issuance of the convertible notes will be sufficient to sustain us through the next 12 months. However, if the investors decide not to convert convertible notes, we will have to repay the entire $1,500,000 plus interest. This will have a negative effect on our ability to expand our operations and may adversely impact our ability to raise additional funds. In addition, we are dependent upon raising additional equity financing to support our operations beyond the next twelve months. There can be no assurance that we will be successful in raising sufficient capital to fund our working capital requirements on terms acceptable to us, or at all. If we are not successful in raising sufficient capital, it could have a material adverse effect on our business, which may require us to significantly curtail or cease our operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued FASB Interpretation 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin 51, "Consolidated Financial Statements", for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities within the scope of FIN 46 will be required to be consolidated by their primary beneficiary.
 The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of the provisions of FIN 46 will not have an impact on the financial condition or results of operations.

In April 2003, the FASB issued Statement No. 149, "Accounting for Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is generally effective for contracts entered into or modified after June 30, 2003, and all provisions should be applied prospectively. The adoption of Statement 149 did not have any effect on the Company's financial position, results of operations, or cash flows.

In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". Statement No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. Statement No. 150 is effective for all financial instruments entered into or modified after May 31, 2003. The Company adopted Statement No. 150 on June 1, 2003. The adoption of Statement No. 150 did not have any effect on the Company's financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board ("FASB") released a revision to Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation ("FAS 123R"). FAS 123R addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or
(b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method. The Company adopted FAS 123R effective with the year ended September 30, 2004. With the adoption of this new statement, the Company will have to recognize substantially more compensation expense in the future. This may have a material adverse impact on the Company's financial position and results of operations in the future.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", which amends Opinion 29 by eliminating the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal years beginning after June 15, 2005, and implementation is done prospectively. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on the Company's consolidated financial statements.

                                    BUSINESS

General

We are a transaction management company at the development stage that provides integrated financial services and value-added software for accelerating sales. Through our solutions, we provide unique, integrated media and mobile transaction solutions that offer secure micro-payment system at a low cost per transaction. We have pioneered a scalable, integrated media and transaction management solution, the Mazarin Media Platform, which provides rapid application delivery for any size organization. We enable our customers to deliver smart applications that inspire consumers to make immediate, informed decisions. Our solutions have a broad range of applicability and provide significant value to the music and entertainment, political, non-profit, research and testing, and corporate and consumer marketing areas. Our Scoot(TM) Mobile Money ATM Card allows anyone with a cell phone to store, send and receive funds anywhere in the world. Scoot Mobile Money is a low cost, global approach to supporting the large and fast-growing markets for funds transfer, unbanked money management, and secure payment remittances and reimbursements. Scoot is strategically focused on three large and rapidly growing markets: 1) sale of pre-paid debit cards 2) card-to-card money transfer services and 3) marketing select goods and services via cell phone. Since inception, we have devoted substantially all of our efforts to activities such as financial planning, capital raising and product development and have not recorded any significant revenue

We were incorporated on July 14, 1995 in Colorado under the name Attache Holdings, Ltd. In October 2003, we acquired all of the issued and outstanding shares of PocketPass.com, Inc. (incorporated on August 23, 1999) in exchange for 16,092,744 restricted shares of its common stock. The acquisition was accounted for as a reverse merger with PocketPass.com deemed to be the surviving entity for accounting purposes.

Our Solutions

Mazarin Media Platform(TM)

We have pioneered the Mazarin(TM) Media Platform that provides rapid media-based application delivery for any user or organization. Mazarin solutions focus on non-profit organizations, political fund raising, music and entertainment, corporate and consumer marketing. Mazarin integrates the highly secure SVC Transaction Gateway, described below, for secure micro-payment and credit card processing. Mazarin delivers 'smart' applications that `push' out and find with pinpoint accuracy targeted consumers for sales, marketing, research and promotional activities. Mazarin applications are self-contained multimedia solutions that inspire recipients to purchase or donate immediately. As a result, consumers will no longer be required to comb through Web sites or screen uninspiring mail campaigns.

The Mazarin Media Platform may be enabled on virtually any system that that has the ability to open a Web-browser to view information. We believe that this makes SVC applications available to anyone and anywhere to send out thousands or millions of emails to prospects that our customers were not able to reach in the past.

We believe that Mazarin may be deployed in the following areas:

     o Non-profit Organizations. Typical non-profits use volunteers and other resources to build Web sites and solicit donations via phone and regular mail. Our e-mail partners have large opt-in email lists that may be addressed using Mazarin solutions to `push' out and inspire donations.
     o Political Campaigns. The challenge of creating awareness for fund raising is a great vehicle for Mazarin. Our Interactive Political Profile may be used local, state, federal or other campaign messaging.
     o Music and Entertainment. The dynamic nature of the entertainment industry demands multimedia for video and music. Mazarin is the perfect solution that allows sampling before buying from a single source of information.
     o Corporate and Consumer Marketing. From brand management and the promotion retail products, we believe that Mazarin-based solutions are the most effective solutions available anywhere. Low cost and rapid deployment are some of the benefits of Mazarin. We believe that Mazarin provides the ability to go beyond traditional sales and marketing methods to reach targets faster and more effectively than ever before.

We intend to only use email service providers (ESPs) that work from opt-in or double opt-in email listings. These SVC partners also have approved vendor status with major ISPs such as EarthLink, Yahoo, MSN, AOL, and others to make sure our customer's applications reach the widest possible audience

Scoot Mobile Money(TM)

Scoot is a Mobile Money ATM Card allowing anyone with a cell phone to store, send, receive and transact funds anywhere in the world. Scoot mobile money is a low cost, global approach to supporting the large and growing markets for funds transfer, unbanked money management, and secure payment remittances and reimbursements. Scoot uses text messaging that enables any cell phone to be used for funds transfers. Scoot enabled phones are integrated with an ATM money card backed by highly secure SVC Transaction Gateway(C). The Scoot Mobile Money ATM money card is accepted at 1 million ATMs worldwide and over 5.5 million merchants. SVC has partnerships around the world for load stations.

Retailers, small business with migrant or unbanked workers, or commercial Web sites may all benefit from the Scoot solution. Merchant banks offerings credit cards may team with us to deliver cards linked to the SVC iPhone for a new source of revenue.

The pre-paid Scoot debit card provides an essential financial tool for the estimated 40 Million US residents who can not, or choose not, to get bank accounts (the "unbanked") or are otherwise credit-challenged (e.g. students, military personnel, moderate to low income, and recent immigrants). More than half (25 Million) of the unbanked make over $20,000/yr which suggests that for many, this is an intentional economic decision to avoid costly bank fees. It may also reflect a cultural bias against trusting banks, as up to 50% of all Latin Americans are unbanked.

By place-shifting service delivery away from banks, ATMs and check cashing stores, to the user's cell phone, Scoot offers new cardholders a low cost and highly functional entry point into the mainstream "plastic" economy. We charge a small fee for every point of sale transaction, for withdrawing money at an ATM, and for transferring money. We also intend to provide additional services such as payday loans and insurance and medical benefits to its cardholders via their cell phones.

Scoot Mobile Money has the following applications:

     o Businesses such as check cashing stores may load money onto the SVC card linked to their customer's phone. The main customer can send money to family or friends. This reduces the risk of cash transactions and provides greater flexibility and security.
     o Small businesses with migrant or unbanked workers pay their employees using the SVC card and their phones. The workers may then transfer money outside the US to their family or relatives at a rate substantially lower than Western Union or other services. Recipients are alerted when money is available via their SVC iPhone.
     o Parents can move money from their SVC account into the account of their teenager or student child. The teenager checks their balance and transactions on their life source (SVC iPhone). The parent controls spending and monitors what they are purchasing (music, books, tuition) using their SVC master account.

SVC Transaction Gateway(C)

SVC Transaction Gateway (STG) enables customers to drive down transaction costs while enhancing revenues. STG incorporates Fraud Barricade(TM) for advanced security and fraud detection technology for Transaction Gateway that reduces overhead by significantly reducing chargeback costs. We believe that STG is the most secure, reliable solution available to manage millions of transactions per day, scale with merchant accounts, and provide 99.999% uptime. SVC also provides flexible payment processing, including credit cards, checks, and mobile applications. SVC Transaction Gateway delivers advanced reporting, email tools, and other account management capabilities.

Marketing and Sales

We intend to establish our cell phone based money transfer service called "Scoot" as the low cost, high value market leader in the new emerging space of cell phone money transfer. Our marketing and sales strategy is focused on the 40million `unbanked' US residents. These individuals included migrant workers, recent immigrants, students, travelers and those with a credit history precluding them from opening a checking account.

We sell Scoot enabled prepaid debit cards directly to independent sales and marketing partners ("master distributors") such as Merit Financial, GPS and Money2Go. Currently, our master distributors represent hundreds of agents covering all the major market areas in the United States and Canada. Scoot enabled prepaid debit cards will be sold in retail locations, and can also be received through employers, or other affinity group channel partners such as community organizations and charities.

We also intend to approach major cell phone carriers such as Verizon(R), Sprint(R), and Cingular(R), in order to create partnerships in the pre-paid phone market.

Government Regulation

We provide two basic types of services to our cardholders: prepaid debit cards and money transfer services. Therefore, we are subject to two types of regulations: Federal banking regulations (e.g. Bank Secrecy Act) and the money transfer provisions of the US Patriot Act. However, as a provider of technology and program management services to banks (including First Federal Bank of South Dakota), we operate as an agent of the bank, which provides compliance oversight and reporting to banking regulators such as the OCC. We believe that all of our services and offerings are in compliance with federal regulations in all material respects.

Intellectual Property

Patents

We have filed for two patents relating to our technology enabling individuals without bank accounts to use their existing wireless telephone to instantly make purchases and send remittances to other users worldwide based only on the recipient's phone number. This technology constitutes the core of our Scoot Mobile Money product.

Trademarks

Our registered trademarks and copyrights include:

         "Scoot"
         "Mobile Money Card"
         "Makes your Money Mobile and More."
         "Mazarin"

Competition

We offer unique products and services focused on the intersection of three markets:

a) Prepaid debit cards and financial services for the unbanked;
b) Money transfer services; and
c) Mobile commerce applications.

While each of these markets has several established competitors, to our knowledge no other company is currently offering a product substantially similar to Scoot.

Leading competitors in the prepaid debit card space include Green Dot and NetSpend. Our Scoot enabled cards provide superior features and functions at lower cost.

Leading competitors in the Money transfer space include Western Union and Money Gram. Our Scoot service provides instant money transfer worldwide at a fraction of the cost.

Currently there are no leading competitors in the mobile commerce space that have applications similar to Scoot.

Some of the entities listed above have established, and may establish in the future, strategic relationships among themselves or with third parties to increase their ability to address the needs of our current and prospective customers. Through these relationships or independently, current and potential competitors may be able to adapt more quickly than we can to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products to both our existing customers and our potential customers. There can be no assurance that we will be able to compete successfully with existing or new competitors many of which have greater financial resources, greater name recognition, more management experience, and longer operating histories than we have.

Research and Development

We are engaged in aggressive Research and Development efforts to improve and extend the Scoot product. This includes new features and functions and new interfaces, as well as completely new products to add to the Scoot offering.

We intend to roll out new enhancements from R&D to market as quickly as possible in order to maintain a strategic advantage in the marketplace.

Employees

As of September 30, 2005, we had no employees. We have two consultants who provide services as our Chief Executive Officer and Chief Financial Officer. In addition, they perform software development, and marketing and business development. These consultants are paid partly in cash and partly in common stock.

Legal Proceedings

Weinberg & Company, P.A. v. SVC Financial Services, Inc.; Superior Court of California, County of Los Angeles Case No. BC330357

On March 16, 2005, Weinberg & Company, P.A., our former independent auditor ("Weinberg"), filed a lawsuit against us for breach of contract, open book account and quantum merit. The complaint alleged that Weinberg provided accounting and auditing services for which they claim they were not fully compensated. The lawsuit sought damages of $57,126 plus interest and attorney's fees and costs. We filed a cross-complaint against Weinberg for breach of contract and professional negligence. The case has been settled, partial payment has been delivered and $2,000 remains owing.

Description of Property

Our executive offices are at 235 Montgomery St, San Francisco, California. The space consists of approximately 1,400 square feet. We pay monthly rent in the amount of $3,788. Our lease expires in August 2008.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Name                                       Age        Position With the Company

Robert Gold                                54         Chairman of the Board
Christopher Haigh                          54         President, Chief Executive
                                                        Officer and Director
Charles Nuzum                              57         Chief Financial Officer
Harvey Bornstein                           65         Director
M. Yaqub Mirza                             58         Director
Inder Singh                                59         Director

Robert Gold is a small business entrepreneur, and has been President of Esquire Executive Suites, from 1991 through present, and the Managing member of Radio Call Acquisition, LLC, a paging and answering service. Mr. Gold holds a BA from the University of California-Berkeley (1973) and an MBA from the University of Southern California (1976). He worked with Price Waterhouse as an auditor for several years before starting his independent business enterprises.

Christopher Haigh has been the President of the Tyburn Group, which provides strategic marketing and management services to Fortune 1000 companies, since 1986. Mr. Haigh was VP of Marketing and Sales at Transcom Software and a Vice President at MSH Entertainment from 1996 to 1999. During 2000, he led marketing initiatives at ePIT systems and Chuckwalla. He has founded two companies: East End Communications in 1981 and eCurator.com in 1999. He is a graduate of Oxford University and the Central School of Drama in London.

Charles Nuzum was Vice President Finance & Administration for Tiburon, Inc. the world leader in public safety and justice information systems from June 2002 to February 2005. From August 1999 to March 2002, he served as CFO of Winebid.com, the world's leading e-commerce wine auction company. For more than two decades, Mr. Nuzum was Executive Vice President and CFO of Loomis Armored Inc., a provider of ATM cash servicing, armored car and other security services. He also served in other senior executive positions in the U.S. and abroad for Loomis, as well as for SPL Worldgroup and OCS Technologies. Mr. Nuzum, a Certified Public Accountant, earned his BA at the University of Washington at Seattle. A U.S. Army Special Forces veteran in Vietnam, he earned the Bronze Star and the Army Commendation Medal.

Harvey Bornstein has been the owner of Bornstein & Associates from 1985 to the present and has served continuously as its Chief Executive Officer. The firm provides management consulting and financial guidance to small, rapidly-growing high-technology companies. Mr. Bornstein graduated from the University of Southern California in 1963 with a B.S. in Finance and Real Estate.

M. Yaqub Mirza has served as a director of Linuxworks, Inc. since 1992. Since June 1998, Dr. Mirza has served as President and Chief Executive Officer of Sterling Management Group, a business development and management consulting services company. Since March 1995, Dr. Mirza has served as President and Chief Executive Officer of MarJac Investments, an international investment firm, and served as it Executive Vice-President from April 1997 to March 1995. Dr. Mirza also serves as Chairman of the Board of Directors of Jugos Concentrados, a Chilean manufacturer of juice concentrates and as Trustee and Chairman of Amana Mutual Funds Trust. Dr. Mirza holds a B.S. in Physics and Mathematics from the University of Punjab, Pakistan, a M.S. in Physics from the University of Karachi, Pakistan and a Ph.D. in Physics and M.A. in Teaching Science from the University of Texas at Dallas.

Inder Singh is Chairman, CEO and President of LynuxWorks. Mr. Singh founded and served as Chief Executive Officer of Excelan, a local area network, or LAN, company from May 1982 to April 1985. In April 1997, Mr. Singh co-founded Kalpana, a Lan switch company. Mr. Singh currently serves as Chairman and President of the Embedded Linux Consortium. Mr. Singh holds a B.S. in Electrical Engineering from the Indian Institute of Technology, Delhi, India, an M.S. in Electrical Engineering and Computer Science from Polytechnic Institute of New York and a Ph.D. in computer science from Yale University.

Board and Committee Meetings

During the fiscal year ended September 30, 2004, our Board of Directors held a total of 3 meetings and approved 11 Actions by Written Consent. During that time, no incumbent Director attended fewer than 100% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a Director).

There are currently no committees of the Board of Directors as the Company does not have sufficient members on the Board that would be classified as independent members. Our management is committed to finding additional appropriate knowledgeable independent Board members to assist in the growth of the Company and sit on various board committees. The functions of the Audit and Compensation Committee are: (i) to recommend the engagement of the Company's independent auditors and review with them the plan, scope and results of their audit for each year; (ii) to consider and review other matters relating to the financial and accounting affairs of the Company; and (iii) to review and recommend to the Board of Directors all compensation packages, including the number and terms of stock options, offered to officers and executive employees of the Company. The entire Board of Directors of SVC Financial Services, Inc. serves as the Company's Audit Committee. As of September 30, 2004, our Board of Directors has designated one audit committee financial expert as that term is defined in Item 401(e)(2) of Regulation S-B.

Compensation of Directors

We have no other material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our Directors or Executive Officers.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons beneficially owning more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. For the fiscal year ended September 30, 2004, we are not aware of any transactions by persons subject to Section 16(a) that were reported late or not reported at all.

Consulting Agreements with Management

We have an agreement with the Tyburn Group to provide Christopher Haigh, an employee of Tyburn Group, as the Chief Executive Officer of the Company. The contract provides for current compensation of $150,000 and deferred compensation of $75,000 to Mr. Haigh. Mr. Haigh also has options for 1,000,000 shares of the Company at an exercise price of $.05 per share and a performance based bonus, with a grant of 3,000,000 options by our Board of Directors.

The Company has an agreement contract with Charles L. Nuzum as Executive Vice President and Chief Financial Officer of the Company. The contract provides for annual compensation of $120,000, a bonus to be paid in options exercisable at $.11 per share upon achievement of certain milestones, as well as options for 750,000 shares of the Company at an exercise price of $.05 per share.

                             EXECUTIVE COMPENSATION

The following summary compensation table sets forth certain information concerning compensation paid to the named individuals.

                           Summary Compensation Table

Name and Principal Position                  Year                  Salary($)

William Doehne                               2004                      0
Former President                             2003                      0
                                             2002                   15,000

Christopher Haigh                            2004                   225,000
President/CEO/Director                       2003                   37,500
                                             2002                      0
-----------
* In accordance with the rules and regulations of the Securities and Exchange Commission, this table omits columns pertaining to compensation that was not awarded

                        OPTION GRANTS IN FISCAL YEAR 2005

          The following table provides the specified information concerning unexercised options held as of September 30, 2004, by the persons named in the Summary Compensation Table:


                                                 Number of Securities Underlying   Value of Unexercised in the Money
                                                        Options at 9/30/04               Options at 9/30/04
                      Shares
                    Acquired on       Value
Name                 Exercise       Realized (2)   Exercisable     Unexercisable   Exercisable      Unexercisable
Christopher             0               N/A         1,000,000             0         $ 200,000             0
Haigh

Yaqub                   0               N/A           250,000             0            50,000             0
Mirza

Len                     0               N/A            37,500             0             7,500             0
Hartkemeier

Douglas                 0               N/A            11,400             0             2,280             0
Denoff

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 31, 2005 regarding the beneficial ownership of our Common Stock, based on information provided by (i) each of our executive officers and directors; (ii) all executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock.

Unless otherwise indicated, the address of each beneficial owner is in care of the Company, 235 Montgomery Street, Suite 956, San Francisco, California 94104. Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

For purposes of this table, a person is deemed to be a beneficial owner of the securities if that person has the right to acquire such securities within 60 days of October 31, 2005 upon the exercise of options or warrants. In determining the percentage ownership of the persons in the table below, we assumed in each case that the person exercised all options and warrants which are currently held by that person and which are exercisable within such 60 day period, but that options and warrants held by all other persons were not exercised, and based the percentage ownership on 34,650,954 shares outstanding on October 31, 2005.

NAME                                          SHARES OWNED         PERCENTAGE
Singh, Inder (1)                                8,326,567             23.1%
Denoff, Douglas (2)                             4,011,400             11.6%
Mirza, Yaqub (3)                                5,369,858             14.3%
Gold, Robert (4)                               18,421,166             37.1%
Haigh, Christopher (5)                          3,520,374              9.5%
Charles Nuzum (6)                                 595,331              1.7%
Bornstein, Harvey W. (7)                          991,407              2.8%
Officers and Directors as a group (8):         37,225,331             64.8%
                                               ----------

----------------------
* Less than 1%.

      (1)   Includes 6,943,002 shares beneficially owned, directly and indirectly, and warrants to purchase 1,383,333 shares.
      (2)   Includes 4,000,000 shares owned and options to purchase 11,400 shares.
      (3) Includes 2,416,526 shares beneficially owned, directly and indirectly, warrants to purchase 1,753,332 shares, options to purchase 250,000 shares, and debt that is convertible to 950,000 shares.
      (4) Includes 3,363,167 shares beneficially owned, directly and indirectly, warrants to purchase 7,157,999 shares, and debt that is convertible to 7,900,000 shares.
      (5) Includes 1,242,582 shares owned and options to purchase 2,277,792 shares.
      (6) Includes 408,459 shares owned and options to purchase 187,500 shares.
      (7) Includes 30,574 shares owned and warrants to purchase 960,833 shares.
      (8) Each individual is computed based upon the total number of shares of common stock underlying options, warrants and convertible debt held by that person which are exercisable within 60 days of September 30, 2005 and Officers and Directors as a group is computed on the same basis.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTC Bulletin Board under the symbol "SVCX" since May 17, 2005. Prior thereto our common stock was listed on the Over-the-Counter Pink Sheet.

The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the OTC Bulletin Board. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.

                                                          High             Low
                                                          ----            ------
Second Quarter ended June 30, 30, 2005                    $0.31           $0.23
Third Quarter ended September 30, 2005                    $0.10           $0.265


Number of Stockholders

As of September 29, 2005, there were approximately 400 holders of record of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

                              SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders.

                                         Number of Shares                                    Shares Beneficially Owned
                                         Issuable Assuming                                        After Offering
                                        Full Conversion of      Percent      Number of Shares
                                          Notes/Exercise     Assuming Full       Included
Selling Shareholder                       of Warrants (1)    Conversion(2)       Herein(3)       Number       Percent
-------------------                       ---------------    ------------     ----------------   ------       -------
Alpha Capital  Aktiengesellschaft  (4)     25,452,486          42.4%              31,815,607       -0-            --
Whalehaven Capital Fund Ltd. (5)           25,452,486          42.4%              31,815,607       -0-            --
Philip Benanti (6)                            337,500            *                   337,500       -0-            --
Edward Fine (6)                               337,500            *                   337,500       -0-            --
Stuart Fine (6)                               337,500            *                   337,500       -0-            --
GunnAllen Financial (6)                        46,500            *                    46,500       -0-            --
Jason Fisher (6)                              131,750            *                   131,750       -0-            --
Mitchell Fisher (6)                           131,750            *                   131,750       -0-            --
Michele Markowitz (6)                         100,000            *                   100.000       -0-            --
Fabio Migliaccio (6)                           40,000            *                    40,000       -0-            --
Patricia Sorbara (6)                          100,000            *                   100,000       -0-            --
Anthony St. Clair (6)                         337,500            *                   337,500       -0-            --
Anthony Varbero (6)                           100,000            *                   100,000       -0-            --
Total                                      52,904,972          60.4%              65,631,214       -0-            --

----------------
*   less than 1%.
     (1) Number of shares includes (i) shares issuable upon conversion of the convertible notes for each selling stockholder, assuming a conversion price of $0.884, which represents 75% of the average of the volume weighted average prices of our common stock for the three trading days prior to date we executed the subscription agreements for the issuance of the convertible notes, and (ii) shares issuable upon exercise of the warrants issued to each selling stockholder.
     (2) Each selling shareholder is limited in its stockownership to 4.99% of our issued and outstanding common stock. The figures set forth in the table represent the number of shares issued to the selling shareholder as a percentage of the total issued and outstanding.
     (3) Number of shares includes shares issuable as interest payments due under the convertible notes assuming that the convertible notes are not converted and remain outstanding for the entire two-year term. In addition, it includes additional shares to be issued based on a good faith estimate of the number of shares issuable upon conversion of the secured convertible notes and exercise of warrants. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to each conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the subscription agreement, we are required to register 175% of the shares issuable to Alpha Capital Aktiengesellschaft and Whalehaven Capital Fund Ltd. upon conversion of the convertible notes and 100% upon exercise of the warrants.
     (4) Represents shares of common stock underlying an aggregate of $750,000 principal amount convertible notes and 16,968,324shares underlying warrants exercisable at $0.181 per share. Alpha Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackermann, who may be deemed the control person of the shares owned Alpha Capital.
     (5) Represents shares of common stock underlying an aggregate of $750,000 principal amount convertible notes and 16,968,324 shares underlying warrants exercisable at $0.181 per share. Whalehaven Capital Fund Limited is a private investment fund that is owned by all of its investors and managed by Michael Finkelstein. Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares
     (6) For each person, the shares included herein are issuable upon the exercise of an aggregate of 2,000,000 warrants at $0.181 per share. These warrants were granted to Joseph Stevens & Co., Inc., a registered broker-dealer, as part of its commission in connection with the private placement of the convertible notes and the warrants. Each of these persons is an affiliate of Joseph Stevens. The following is a description of the selling shareholders relationship to us and how each of the selling shareholder acquired the shares to be sold in this offering:

On September 29, 2005 (the "Closing Date"), we entered into a subscription agreement with two accredited investors (the "Purchasers") for the sale and issuance of our 10% secured promissory notes in the principal amount of $750,000 due in September 2007. The notes may be converted at any time by the holder into shares of our common stock, no par value, at a conversion price equal to the lesser of (i) $0.15, or (ii) 75% of the average of the volume weighted average prices of our common stock for the three trading days preceding the date of conversion. We also issued to the Purchasers (i) five-year warrants to purchase 4,242,081 shares of our common stock at $0.181 per share, and (ii) warrants to purchase 4,242,081 of our common stock at $0.181 per share exercisable for a period of one year from the effective date of the registration statement of which this prospectus forms a part. The investors also agreed to purchase an additional $750,000 in promissory notes on the fifth business day following the effective date of the registration statement of which this prospectus is a part and upon the completion by us of 20,000 money cards and other conditions.

The investors may exercise the Warrants on a cashless basis if the shares underlying the Warrants are not then registered. In the event of a cashless exercise, we will not receive any proceeds. The investors have agreed to restrict their ability to convert their notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Joseph Stevens acted as the broker in the transaction. The warrants to purchase 2,000,000 shares of our common stock are a part of the commission paid to it.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2003 we sold ninety-five percent (95%) of our wholly owned subsidiary, Contractor's Directory, Inc. to Packy Plastino our former CEO, for $5,000 and assumption of all corporate debts related to Contractor's Directory, Inc.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and bylaws that are included as exhibits to Form 10-SB/A that was filed on August 9, 1999. Our authorized capital stock consists of 150,000,000 shares of common stock, no par value. As of September 30, 2005, there were 34,650,954 shares of common stock issued and outstanding.

Common Stock

We are authorized to issue 150,000,000 shares of common stock of which as of September 30, 2005, 34,650,954 shares are issued and outstanding. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Warrants

As of September 30, 2005, we had the following warrants outstanding:

Warrants to acquire 60,000 shares that expire in December 2006 and that are currently exercisable at $0.28 per share.

Warrants to acquire 60,000 shares that expire in January 2007 and that are currently exercisable at $0.28 per share.

Warrants to acquire 2,000,000 shares that expire in January 2008 and that are currently exercisable at $0.01 per share.

Warrants to acquire 200,000 shares that expire in March 2008 and that are currently exercisable at $0.01 per share.

Warrants to acquire 200,000 shares that expire in July 2008 and that are currently exercisable at $0.01 per share.

Warrants to acquire 3,000,000 shares that expire in May 2007 and that are currently exercisable at $0.15 per share.

Warrants to acquire 100,000 shares that expire in May 2009 and that are currently exercisable at $0.28 per share.

Warrants to acquire 750,000 shares that expire in November 2007 and that are currently exercisable at $0.15 per share.

Warrants to acquire 400,000 shares that expire in March 2008 and that are currently exercisable at $0.10 per share.

Warrants to acquire 2,562,499 shares that expire in August 2008 and that are currently exercisable at $0.15 per share.

Warrants to acquire 25,000 shares that expire in November 2008 and that are currently exercisable at $0.05 per share.

Warrants to acquire 1,010,002 shares that expire in November 2008 and that are currently exercisable at $0.15 per share.

Warrants to acquire 900,000 shares that expire in May 2009 and that are currently exercisable at $0.15 per share.

Warrants to acquire 109,999 shares that expire in February 2009 and that are currently exercisable at $0.15 per share.

Warrants to acquire 1,000,000 shares that expire in April 2007 and that are currently exercisable at $0.375 per share.

Warrants to acquire 333,000 shares that expire in July 2007 and that are currently exercisable at $0.30 per share.

Warrants to acquire 166,666 shares that expire in August 2007 and that are currently exercisable at $0.30 per share.

Warrants to acquire 249,999 shares that expire in September 2007 and that are currently exercisable at $0.30 per share.

Warrants to acquire 83,333 shares that expire in October 2007 and that are currently exercisable at $0.30 per share.

Warrants to acquire 166,666 shares that expire in November 2007 and that are currently exercisable at $0.30 per share.

Warrants to acquire 40,000 shares that expire in February 2007 and that are currently exercisable at $0.75 per share.

Warrants to acquire 76,080 shares that expire in March 2007 and that are currently exercisable at $0.75 per share.

Warrants to acquire 207,400 shares that expire in April 2007 and that are currently exercisable at $0.75 per share.

Warrants to acquire 1,286,567 shares that expire in June 2015 and that are currently exercisable at $0.23 per share.

Warrants to acquire 75,100 shares that expire in June 2007 and that are currently exercisable at $0.75 per share.

Warrants to acquire 500,000 shares that expire in July 2008 and that are currently exercisable at $0.35 per share.

Warrants to acquire 36,785 shares that expire in July 2007 and that are currently exercisable at $0.75 per share.

Warrants to acquire 12,296 shares that expire in August 2007 and that are currently exercisable at $0.185 per share.

Warrants to acquire 24,046 shares that expire in September 2007 and that are currently exercisable at $0.185 per share.

Warrants to acquire 8,333,333 shares that expire in September 2010 and that are currently exercisable at $0.185 per share.

Warrants to acquire 8,333,333 shares that expire in December 2006 and that are currently exercisable at $0.185 per shares.

Warrants to acquire 2,000,000 shares that expire September 2010 and that are currently exercisable at $0.0884.

Warrants to acquire 8,484,162 shares that expire September 2010 and that are currently exercisable at 0.181.

Warrants to acquire 8,484,162 shares that expire one year after the effective date of the registration of which this prospectus forms a part and that are currently exercisable at 0.181.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock
Transfer.

                              PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the common stock by one or more of the following methods, without limitation:

      o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

      o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

      o     Privately negotiated transactions;

      o     In connection with short sales of company shares;

      o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

      o     By pledge to secure debts of other obligations;

      o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

      o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

      o     In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer the common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The issued and outstanding common stock, as well as the common stock to be issued offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued or to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

The Company's balance sheets as of September 30, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the years then ended included in this Prospectus have been audited by Pohl, McNabola, Berg & Company, LLP, Certified Public Accountants, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Indemnification is only possible under this section 7-109-102, however, if: (a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

Under Section 7-109-103 a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director.
A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

Our officers and directors are accountable to our shareholders as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where we have failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in us due to a breach of a fiduciary duty by one of our officers or directors in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from us. We and our affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present, there is no pending litigation or proceeding involving a director or executive officers as to which indemnification is being sought.

                                TABLE OF CONTENTS

Independent Auditors' Reports

Balance Sheets

Statements of Operations

Statements of Cash Flows

Statements of changes in Stockholders' Deficiency

Notes to Financial Statements

             Report of Independent Registered Public Accounting Firm

To the Stockholders

SVC Financial Services, Inc. and Subsidiary

San Francisco, California

We have audited the accompanying consolidated balance sheet of SVC Financial Services, Inc. ("SVC") as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for years ended September 30, 2004 and 2003 and the period starting January 1, 2002, to September 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of SVC (f/k/a PocketPass.com, Inc.) from inception on August 23, 1999 through December 31, 2001. The consolidated financial statements as of December 31, 2001 and for the period from inception on August 23, 1999 through December 31, 2001, were audited by other auditors whose reports reflected a net loss of $1,654,526 of the total net loss from inception. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the report of the other auditors.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SVC Financial Services, Inc. as of September 30, 2004 and 2003 and the consolidated results of their operations and their consolidated cash flows for each of the years ended September 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the accompanying consolidated financial statements, for the year ended September 30, 2004 the Company experienced a net loss from operations of $3,446,923 and as of September 30, 2004, the Company had a negative working capital deficit of $1,083,000 and had a negative stockholders' deficit of $974,246. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note
10. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pohl, McNabola, Berg & Company, LLP

Pohl, McNabola, Berg & Company, LLP

Certified Public Accountants

San Francisco, California

March 10, 2005

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                           Consolidated Balance Sheets
                           September 30, 2004 and 2003

                                                                             2004            2003
                                    Assets
Current Assets
   Cash                                                                  $    28,038      $    59,559
   Interest receivable on related party receivable                                --            3,903
   Receivable from related party                                                  --           35,000
   Prepaid expenses and other                                                  1,292               --
                 Total Current Assets                                         29,330           98,462
Property and Equipment
   Cost                                                                       87,763           77,290
   Accumulated depreciation and amortization                                 (78,539)         (77,290)
                 Net                                                           9,224               --
Other Assets
   Work in progress - software                                               100,000           10,000
                 Total Other Assets                                          100,000           10,000
                      Total Assets                                       $   138,554      $   108,462
                   Liabilities and Stockholders' Deficiency
Current Liabilities
   Accounts payable and accrued liabilities                              $   564,037      $    83,424
   Accrued interest on related party notes payable                           146,237          246,445
   Notes payable to related parties                                          341,448        1,035,699
   Deferred compensation (net of accrued interest)                            61,078           31,571
                 Total Current Liabilities                                 1,112,800        1,397,139
Stockholders' Deficiency
   Common stock, no par value, 50,000,000 shares authorized,
       30,765,641 and 16,092,744 shares issued and outstanding
       at September 30, 2004 and 2003, respectively                        4,945,230        1,288,187
   Common stock issuable - 222,326 shares                                    104,311               --
   Deficit accumulated during the development stage                       (6,023,787)      (2,576,864)
                 Total Stockholders' Deficiency                             (974,246)      (1,288,677)
                      Total Liabilities and Stockholders' Deficiency     $   138,554      $   108,462

   The accompanying notes are an integral part of these financial statements.

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                      Consolidated Statements of Operations
              For the Years Ended September 30, 2004 and 2003, and
 For the Period from Inception (August 23, 1999) to September 30, 2004 and 2003

                                                                                             Inception
                                                          Year ended September 30,      (August 23, 1999) to
                                                            2004             2003        September 30, 2004
Revenues                                               $     11,258      $     20,032      $     61,260
Cost of Goods Sold                                             (136)          (23,756)          (37,440)
             Gross Profit                                    11,122            (3,724)           23,820
Expenses:
     Salaries                                               306,333           128,371         1,041,926
     Professional fees                                      734,873           222,289         1,421,968
     Stock-based compensation                               627,171                --           627,171
     Facilities                                              35,261            52,401           243,409
     Marketing                                               64,200            11,773           102,848
     Other                                                   71,345            36,889           550,162
     Depreciation and amortization                            1,249            20,719            69,599
             Total Expenses                               1,840,432           472,442         4,057,083
                  Net loss from operations               (1,829,310)         (476,166)       (4,033,263)
Other Income (Expense)
     Interest expense                                    (1,444,052)         (136,989)       (1,849,021)
     Beneficial conversion expense on debt                 (199,227)               --          (199,227)
     Financing fees                                          (1,000)           (7,675)          (51,175)
     Gain on extinguishment of debt                          26,666            50,089            76,755
     Interest income                                             --             4,122             5,130
             Total Other Income (Expense)                (1,617,613)          (90,453)       (2,017,538)
                  Net loss before income taxes and
                  minority interest in net loss of       (3,446,923)         (566,619)       (6,050,801)
                  subsidiary
Minority interest in net loss of subsidiary                      --                --            27,014
Net Loss                                               $ (3,446,923)     $   (566,619)     $ (6,023,787)
Basic and diluted loss per common share                $      (0.13)     $      (0.04)     $      (0.23)
Weighted average number of shares                        27,352,608        16,092,744        26,377,523
outstanding, basic and diluted



   The accompanying notes are an integral part of these financial statements.

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                      Consolidated Statements of Cash Flows
              For the Years Ended September 30, 2004 and 2003, and
 For the Period from Inception (August 23, 1999) to September 30, 2004 and 2003

                                                                                                             Inception
                                                                          Years Ended September 30,    (August 23, 1999) to
                                                                             2004             2003      September 30, 2004
Cash flows from operating activities:
      Net Loss                                                           $(3,446,923)     $  (566,619)     $(6,023,787)
      Adjustments to reconcile net loss to net
          cash provided by operating activities:
               Depreciation & amortization                                     1,249           20,719           78,539
               Bad debt expense                                                5,000               --            5,000
               Warrant valuation & amortization                            1,581,749               --        1,600,660
               Issuance of common stock for services                         675,173            1,069          685,754
               Common stock issuable for services                                 --               --           40,000
               Loss on disposal of fixed assets                                   --               --           10,712
               Gain on extinguishment of debt                                (26,666)         (50,089)         (50,089)
          Changes in operating assets and liabilities:
               Decrease in accounts receivable                                    --            1,944               --
               (Increase) Decrease in prepaid expenses and other              (1,292)          23,110           (1,292)
               Increase in accrued interest payable                           60,972          128,114          307,502
               Increase in accounts payable                                  559,476           74,515          702,630
                      Net cash used in operating activities                 (591,262)        (367,237)      (2,644,371)
Cash flows from investing activities:
      Software under development                                             (90,000)         (10,000)        (100,000)
      Purchase of fixed assets                                               (10,473)              --          (98,475)
                      Net cash used in investing activities                 (100,473)         (10,000)        (198,475)
Cash flows from financing activities:
      Borrowings on related party notes payable                              269,500          238,181        1,523,000
      Proceeds from issuance of common stock - net of issuance costs         390,714               --        1,282,934
      Common stock issuable                                                       --               --           64,950
                      Net cash provided by financing activities              660,214          238,181        2,870,884
Adjustment to Retained Earnings for disposal of subsidiary                        --               --               --
Increase (Decrease) in cash                                                  (31,521)        (139,056)          28,038
Cash at beginning of period                                                   59,559          198,615               --
Cash at end of period                                                    $    28,038      $    59,559      $    28,038
Supplemental disclosure of non-cash activities:
      Common stock issuable in settlement of accounts payable            $   438,986      $        --      $   462,508
      Common stock issuable in settlement of accrued interest            $   161,265      $        --      $   161,265
      Issuance of common shares in redemption of debt                    $   623,500      $        --      $   623,500
      Value of warrants                                                  $ 1,382,522      $        --      $ 1,382,522
      Value of beneficial debt conversion feature                        $   199,227      $        --      $   199,227
      Assumption of liabilities in connection with merger                $   171,583      $        --      $   171,583

   The accompanying notes are an integral part of these financial statements.

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
         Consolidated Statements of Changes in Shareholders' Deficiency
 For the Period from Inception (August 23, 1999) to September 30, 2004 and 2003

                                              Common Stock             Common Stock      Accumulated    Total Shareholders'
                                           Shares         Amount         Issuable        Deficiency     Equity (Deficiency)
Common Stock issued                     13,369,236     $   718,432      $        --     $        --      $   718,432
Net loss for the year ended                     --              --               --        (113,449)        (113,449)
September 30, 1999
Balance at September 30, 1999           13,369,236         718,432               --        (113,449)         604,983
Common stock issued                      2,299,015         184,538               --              --          184,538
Net loss for the year ended                     --              --               --      (1,014,257)      (1,014,257)
September 30, 2000
Balance at September 30, 2000           15,938,251         902,970               --      (1,127,706)         224,736
Common stock issued                        141,128         377,124               --              --          377,124
Net loss for the year ended                     --              --               --        (376,761)        (376,761)
September 30, 2001
Balance at September 30, 2001           16,079,379       1,280,094               --      (1,504,467)        (224,373)
Net loss for the year ended                     --              --               --        (532,793)        (532,793)
September 30, 2002
Sale of common stock                        13,365           8,093               --              --            8,093
Common stock issued for services                --              --               --          27,014           27,014
Equity adjustment from disposal of
subsidiary

Balance at September 30, 2002           16,092,744     $ 1,288,187      $        --     $(2,010,246)     $  (722,059)
Net loss for the year ended                     --              --               --        (566,619)        (566,619)
September 30, 2003
Balance at September 30, 2003           16,092,744       1,288,187               --      (2,576,864)      (1,288,677)
Reverse merger adjustment                1,989,251        (171,583)              --              --         (171,583)
Common stock issued in settlement        1,313,928         184,100               --              --          184,100
of accounts payable
Valuation of warrants issued                    --       1,245,575               --              --        1,245,575
Stock-based compensation                   388,890         186,667               --              --          186,667
Common stock issuable                    4,000,000         200,000          104,311              --          304,311
Common stock issued in settlement        5,178,427         802,764               --              --          802,764
of debt and accrued interest
Issuance costs                                  --         (58,600)              --              --          (58,600)
Sale of common stock                     1,010,667         295,000               --              --          295,000
Common stock issued for services           651,734         374,881               --              --          374,881
Value of warrants issued for debt               --         328,012               --              --          328,012
extension
Value of beneficial debt                        --         199,227                                           199,227
conversion feature
Warrants exercised in settlement            40,000          20,000               --              --           20,000
of accounts payable
Warrants exercised for cash                100,000          51,000               --              --           51,000
Net loss for the year ended                     --              --               --      (3,446,923)      (3,446,923)
September 30, 2004
Balance at September 30, 2004           30,765,641     $ 4,945,230      $   104,311     $(6,023,787)     $  (974,246)


   The accompanying notes are an integral part of these financial statements.

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003

1. Nature of Operations

SVC Financial Services, Inc. (the "SVC" or "the Company"), formerly Secure Sign, Inc., was incorporated on July 14, 1995 under the laws of the state of Colorado. Contractor's Directory, Inc., was purchased on April 17, 1999 in a stock for stock transaction exchange. In September 2003 the Company sold ninety-five percent (95%) of its wholly owned subsidiary, Contractor's Directory, Inc. to the former CEO of the Company for $5,000 and assumption of all corporate debts related to Contractor's Directory, Inc.

On October 1, 2003, the Company acquired all the outstanding shares of Pocketpass.com, Inc. (incorporated on August 23, 1999) in exchange for 16,092,744 restricted shares of its common stock. The acquisition has been accounted for as a reverse merger (recapitalization) with Pocketpass.com deemed to be the accounting acquirer. Accordingly, the historical financial statements presented herein are those of Pocketpass.com, as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to capital in excess of par value, and those of SVC (the legal acquirer) since the merger. The retained earnings of the accounting acquirer have been carried forward after the acquisition and Pocketpass.com's basis of its assets and liabilities were carried over in the recapitalization. Operations prior to the business combination are those of the accounting acquirer.

SVC is a transaction management company that provides integrated financial services and value-added software for accelerating sales. SVC has pioneered a scalable, integrated media and transaction management solution, the Mazarin Media Platform, that provides rapid application delivery for any size organization. SVC enables its customers to deliver smart applications that inspire consumers to make immediate, informed decisions. SVC solutions have a broad range of applicability and provide tremendous value to the music and entertainment, political, non-profit, research and testing, and corporate and consumer marketing areas. Since inception, the Company has devoted substantially all of its efforts to activities such as financial planning, capital raising and product development and has not recorded any significant revenue. Accordingly, the Company is in the development stage, as defined by the Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development State Enterprises."

2. Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the accounts of SVC Financial Services, Inc., and its wholly owned subsidiary, PocketPass.com, Inc. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Revenue Recognition

The Company recognizes revenue from sale or use of its products ratably over applicable contract periods or as services are performed.

Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts on a case-by-case basis when it believes the required payment of specific amounts owed is unlikely to occur after a review of historical collection experience, subsequent collections and management's evaluation of existing economic conditions.

Advertising

Advertising costs are expensed in the year incurred. There were no advertising costs for the years ended September 30, 2004 and 2003.

Fixed Assets

Property and equipment were stated at cost less accumulated depreciation and amortization. Expenditures for major additions and improvements of $1,000 or greater were capitalized, and minor replacements, maintenance and repairs were charged to expense as incurred. Whenever an asset is retired or disposed of, its cost and accumulated depreciation or amortization is removed from the respective accounts and the resulting gain or loss is credited or charged to income.

Depreciation is computed using the straight-line and declining-balance methods over the following estimated useful lives:

         Computers and software                          3 years
         Furniture and Fixtures                     5 to 7 years

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003
                                     (Cont.)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recovery of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount of which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

Earnings (Loss) Per Share

SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings
(loss) per share and diluted earnings per share. The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. These potentially dilutive securities were not included in the calculation of loss per share for the years ended September 30, 2004 and 2003 because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive. Accordingly, basic and diluted loss per share are the same for the years ended September 30, 2004 and 2003.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change.
 Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized.

Capitalized Software Costs

The Company accounts for the development cost of software in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"). SFAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. Technological feasibility is attained when the Company's software has completed system testing and has been determined viable for its intended use. The time between the attainment of technological feasibility and completion of software development has been short with immaterial amounts of development costs incurred during this period. Accordingly, the Company did not capitalize any development costs in 2004 or 2003. The Company capitalizes software acquired through technology purchases if the related software under development has reached technological feasibility or if there are alternative future uses for the software. As a result, the Company has capitalized software costs at September 30, 2004 and 2003 of $100,000 and $10,000 respectively.

Disclosures about Fair Value of Financial Instruments

The carrying amount of the Company's financial instruments, which include accounts receivable, due from related parties, accounts payable, notes payable and accrued expenses approximate their fair values at September 30, 2004 and 2003.

Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company has no items of other comprehensive income (loss) for the years ended September 30, 2004 and 2003.

                  SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003
                                     (Cont.)

Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin 51, "Consolidated Financial Statements", for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities within the scope of FIN 46 will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of the provisions of FIN 46 will not have an impact on the financial condition or results of operations.

In April 2003, the FASB issued Statement No. 149, "Accounting for Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is generally effective for contracts entered into or modified after June 30, 2003, and all provisions should be applied prospectively. The adoption of Statement 149 did not have any effect on the Company's financial position, results of operations, or cash flows.

In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". Statement No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. Statement No. 150 is effective for all financial instruments entered into or modified after May 31, 2003. The Company adopted Statement No. 150 on June 1, 2003. The adoption of Statement No. 150 did not have any effect on the Company's financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board ("FASB") released a revision to Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation ("FAS 123R"). FAS 123R addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or
(b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method. We adopted FAS 123R effective with the year ended September 30, 2005. With the adoption of this new statement, we will have to recognize substantially more compensation expense. This may have a material adverse impact on our financial position and results of operations.

3. Property and Equipment

Property and equipment consist of the following:

                                                             September 30,
                                                          2004           2003
Computer equipment                                      $ 52,984       $ 48,017
Furniture and fixtures                                    27,195         27,195
Software                                                   7,584          2,078
                                                          87,763         77,290
Less accumulated depreciation and amortization           (78,539)       (77,290)
                                                        $  9,224       $     --

Depreciation expense for the years ended September 30, 2004 and 2003 was approximately $1,249, and $20,719, respectively.

4. Equity

The Company had authorized 50,000,000 shares of Common Stock with no par value, of which 30,765,641 and 16,092,744 shares were issued and outstanding at September 30, 2004 and 2003, respectively. Holders of Common Stock are entitled to one vote for each share held.

                  SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003
                                     (Cont.)

On October 1, 2003, the Company acquired all the outstanding shares of Pocketpass.com, Inc. (incorporated on August 23, 1999) in exchange for 16,092,744 restricted shares of its common stock and changed its name to SVC Financial Services, Inc. The acquisition has been accounted for as a reverse merger (recapitalization) with Pocketpass.com deemed to be the accounting acquirer. Accordingly, the historical financial statements presented herein are those of Pocketpass.com, as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to capital in excess of par value, and those of SVC (the legal acquirer) since the merger. The retained earnings of the accounting acquirer have been carried forward after the acquisition and Pocketpass.com's basis of its assets and liabilities were carried over in the recapitalization. Operations prior to the business combination are those of the accounting acquirer.

During February 2004 shares totaling 5,008,427 were issued in settlement of $590,000 of debt and $161,265 of accrued interest.

On February 27, 2004, pursuant to agreements entered into in November and December of 2003, the company issued 4,800,000 shares of common stock of which 4,000,000 shares were issued for $200,000 in cash and 800,000 shares were for settlement of $40,000 of accounts payable related to services in a prior quarter. This issuance was pursuant to Section 4(2) and Rule 506, thereunder, and all shares were restricted.

On February 28, 2004, the Company completed an early round of funding, via private placement under Rule 506, raising a total of $233,500 which consisted of 720,000 shares for $180,000 in cash and 134,000 shares in settlement of $33,500 of debt and 80,000 shares in settlement of $20,000 of accounts payable. The remaining 108,000 shares were not issued until the following quarter.
 For each dollar invested, investors received four shares of restricted commons stock and three sets of 4 warrants: one set allowing the purchase of an shares of stock for $0.50 within 6 months of the original investment, a second set allowing for the purchase of an additional share of stock for $0.75 within 12 months of investment and a final set allowing for the purchase of an additional share of stock for $1.00 within 18 months of the original investment. 1,042,000 units were sold such that there were 1,042,000 of each of the 3 different warrants issued to investors, for a total of 3,126,000 warrants, along with 1,042,000 shares of restricted common stock

On February 26, 2004, the Company issued 183,928 shares to three (3) employees/consultants of the Company in satisfaction of accounts payable for services rendered totaling $86,600, at an average price of $0.47 per share. These shares will be registered on Form S-8 at a convenient point in the future.

During the Quarter ended March 31, 2004, 151,602 shares were issued to contractors and vendors in settlement of services rendered in the amount of $137,022.

On April 23, 2004, the Company issued 250,000 shares of its restricted common stock to Girac Investments in settlement of $37,500 of accounts payable. These shares were valued at $0.30 per share and were issued under Rule 506 to an accredited investor.

During April 2004 warrants totaling 40,000 shares from the February 28, 2004 round of funding were exercised at $0.50 per share in settlement of $20,000 of debt.

During April 2004 shares totaling 108,000 shares from the February 28, 2004 round of funding were issued at $0.25 per share in settlement of $27,000 of debt.

On April 30, 2004, the Company renegotiated the terms and conditions of its loan from Transfund Ventures such that the then-current indebtedness, through April 30, 2004, of approximately $450,000 would be due and payable, in full, on February 28, 2005. The principal and any unpaid interest could be converted, at the holder's option, into common stock of the Company on a basis of $0.75 per share. Further, Transfund received 1,000,000 warrants, having a two-choice exercise provision, with an exercise term of three (3) years. If the exercise is "cashless", then the exercise price will be $0.60 per share. If actual cash is paid upon exercise, then the exercise price will be $0.375 per share. All other terms and conditions of the Transfund note remain as originally executed. The value of the warrants was calculated to be $353,801 using the Black-Scholes method and is being amortized over the life of the warrants.

During May 2004 warrants totaling 100,000 shares from the February 28, 2004 round of funding were exercised for cash at $0.50 and $0.75 per share bringing the company $51,000.

During May and June 2004, an additional $90,000 was raised via private placement. Each investor in this placement acquired, for $0.50, one share of stock and 2 warrants (for a total of 360,000 warrants), one allowing for exercise within 6 months of investment at $0.75 per share and the other allowing for exercise within 12 months at a price of $1.00 per share. 180,000 shares were issued under this placement of which 150,000 shares were issued in May for cash of $75,000, 14,000 shares were issued in June for cash of $7,000 and 16,000 were issued in June in settlement of debt of $8,000.

In 2004, 145,925 shares were issued to contractors and vendors in settlement of services rendered in the amount of $125,995.

During July and August 2004, 20,000 shares were issued at $0.50 per share in settlement of $10,000 of debt and 18,667 shares were issued at $.32 per share for cash totaling $6,000.

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003
                                     (Cont.)

On July 16, 2004, the Company concluded a placement with existing accredited investors of $150,000 for convertible debentures. These debentures may be converted into common stock of the Company, at the election of the holders, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.30 per share. These debentures also entitled the investors to warrants to purchase an additional 500,000 shares of the Company's common stock at an exercise price of $0.30 per share, for a total of $150,000. The warrants have an exercise period of three years.

During September 2004 the company sold convertible debentures totaling $75,000 at 8% interest due March 21, 2005. This debt is convertible to common shares at $.30 per share for a period of 180 days. Warrants totaling 250,000 exercisable at $.30 per share for 3 years were also issued with this debt.

The year ended September 30, 2004 includes 651,734 shares earned by contractors and vendors for a total expense of $374,881 and 388,890 shares for vested options at a total expense of $186,667.

The common stock issuable of $104,311 at September 30, 2004 consists of: $14,450 of cash received in anticipation of issuing 57,800 shares of common stock; $4,236 of services received in anticipation of issuing 16,944 shares of common stock, 107,582 shares to be issued in payment of $85,625 for management and consulting services and 40,000 shares to be issued in payment for $20,000 for services rendered.

The results for the year ended September 30, 2004 include $1,186,975 of interest expense which is amortization of the value of the warrants. The results for the year ended September 30, 2004 also include $199,227 of interest expense which is the value of the beneficial conversion feature of debt. The value of the warrants and beneficial conversion features of debt were calculated using the Black-Scholes method. The value of warrants associated with the debt is being amortized over the life of the warrants. The beneficial conversion feature was all expensed since the debt was convertible at any time.

5. Other Stock-Related Information

The Company grants stock options to employees and consultants and warrants to investors. The fair value of each stock option and warrant is estimated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions for both 2004 and 2003: risk-free interest rate of 3%; expected dividend yield of 0%; expected volatility of approximately 419% in 2004 and 339% in 2003 and expected lives of approximately 3 years.

The cost of stock options is recognized on a straight-line basis over its vesting period.

                                                  Number     Weighted average     Average
Stock Options and Warrants                      of Options    exercise price    Market Price
Balance outstanding at September 30, 2001       5,570,000      $      0.02      $      0.25
         Granted                                3,288,900             0.16             0.22
         Exercised                                     --
         Expired                                       --
Balance outstanding at September 30, 2002       8,858,900             0.07             0.12
         Granted                                4,797,499             0.13             0.52
         Exercised                                     --
         Expired                               (1,020,000)           (0.01)             n/a
Balance outstanding at September 30, 2003      12,636,399             0.10             0.18
         Granted                                7,280,666             0.49             0.66
         Exercised                               (240,000)            0.50             0.86
         Expired                               (2,005,000)           (0.04)             n/a
Balance outstanding at September 30, 2004      17,672,065      $      0.27      $      0.50

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003
                                     (Cont.)

Summarized information about stock options and warrants outstanding as of September 30, 2004 is as follows:


   Exercise                              Outstanding          Average                                   Exercisable
    Price                              Weighted average      Remaining                               Weighted average
    Range           Number             exercise price       Life (years)                Number         exercise price
$.01 - $.10        3,835,000              $ 0.03                 6.13                 3,223,896           $ 0.02
$.15               8,370,000                0.15                 5.34                 8,370,000             0.15
$.28 - $.50        3,023,065                0.39                 4.50                 3,023,065             0.39
$.75               1,222,000                0.75                 0.57                 1,222,000             0.75
$1.00              1,222,000                1.00                 1.07                 1,222,000             1.00
                   17,672,065             $ 0.27                 4.24                17,060,961           $ 0.27

Summarized information about stock options and warrants outstanding as of September 30, 2003 is as follows:


  Exercise                             Outstanding             Average                                  Exercisable
   Price                             Weighted average         Remaining                               Weighted average
   Range            Number            exercise price         Life (years)            Number            exercise price
$.01              4,450,000             $  0.01                 6.49               4,450,000              $ 0.01
$.05              1,000,000                0.05                 3.00               55,556                   0.05
$.10              425,000                  0.10                 4.17               425,000                  0.10
$.15              6,349,999                0.15                 5.72               6,349,999                0.15
$.28              411,400                  0.28                 4.63               411,400                  0.28
                  12,636,399            $  0.10                 4.24               11,691,955             $ 0.10

6. Income Taxes

The tax effects of the primary temporary differences giving rise to the Company's net deferred tax assets and liabilities at September 30, 2004 and 2003 are summarized as follows:

                                                                            2004
                                                            State          Federal            Total
Deferred Tax Asset
Accrued expenses and deferred compensation              $     8,571      $    32,967      $    41,538
NOL Carryforward                                            217,181          960,315        1,177,496
Total                                                       225,752          993,282        1,219,034
Less Valuation Allowance                                   (225,752)        (993,282)      (1,219,034)
Net Deferred Tax Asset                                  $        --      $        --      $        --

                                                                            2003
                                                            State          Federal            Total
Deferred Tax Asset
Accrued expenses and deferred compensation              $     2,918      $    11,224      $    14,142
NOL Carryforward                                            120,902          343,140          464,042
Total                                                       123,820          354,364          478,184
Less Valuation Allowance                                   (123,820)        (354,364)        (478,184)
Net Deferred Tax Asset                                  $        --      $        --      $        --

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003
                                     (Cont.)

The Company, based upon its history of losses during its development stage and management's assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

The Company has available federal net operating loss carry forwards of $4,323,050, which expire at various dates through the year 2024. The Company has available state net operating loss carry forwards of $2,456,799, which expire at various dates through the year 2014.

The difference between the statutory tax rate and Company's effective tax rate is summarized as follows:

                                                Years ended September 30,
                                                  2004            2003
Statutory federal income tax rate                (34.00)%         (34.00)%
State income taxes, net of Federal benefit       (8.84)%          (8.84)%
Change in valuation allowance                    42.84%           42.84%

                           Tax 0.00%       0.00%

The valuation allowance increased by $1,219,034 and increased by $478,184 during the years ended September 30, 2004 and 2003, respectively. The deferred income tax benefit of the loss carryforward is the only significant deferred income tax asset or liability of the Company and has been offset by a valuation allowance since management does not believe the recoverability of this deferred tax asset during the next fiscal year is more likely than not. Accordingly, a deferred income tax benefit for the year ended December 31, 2004 has not been recognized in these financial statements.

7. Related Party Transactions

A major shareholder provided legal services to the Company. The charges for such legal services amounted to approximately $152,000 and none for the years ended September 30, 2004 and 2003, respectively. Approximately $57,000 was due this shareholder at September 30, 2004.

Two directors provided marketing and business consulting services to the Company. The charges for such marketing and business consulting services amounted to $57,200 and $9,300 for the year ended September 30, 2004 and 2003 respectively. Amounts due these directors amounted to $49,200 and $25,400 at September 30, 2004 and 2003, respectively and are included in accounts payable and accrued expenses.

8. Commitments

On February 28, 2004, the Company entered into an operating lease for its office space in San Francisco expiring in February 28, 2006 which was amended in July 2004 and February 2005 to add space and extend the term to August 31, 2008. The lease requires minimum lease payments as follows:

         Years ending September 30,
         2004                                           $ 10,726
         2005                                             34,656
         2006                                             43,356
         2007                                             45,454
         2008                                             43,320
         Future minimum lease payments                  $177,512

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003
                                     (Cont.)

9. Notes Payable

Notes payable to related parties are due to five principal shareholders or to entities controlled by the principal shareholders. The related party notes payable consist of the following at September 30:

                                                                                             2004            2003
8% per annum convertible promissory notes due and payable on February 28, 2005           $   175,500      $   799,000
The notes are secured by substantially all of the assets of the Company
10% per annum convertible promissory note due and payable on February 28, 2005               450,000          450,000
This note is secured by substantially all of the assets of the Company
8% per annum convertible promissory notes due and payable in January and March 2005          225,000               --
The notes are secured by substantially all of the assets of the Company
Payable to SVC (pre-merger)                                                                       --          114,186
Note due Chris Dieterich                                                                       5,000               --
Note due Lichter Weil                                                                          4,500               --
                                                                                             860,000        1,363,186
Less imputed interest                                                                       (518,552)        (327,487)
                                                                                         $   341,448      $ 1,035,699

On April 30, 2004, the Company renegotiated the terms and conditions of its loan from Transfund Ventures such that the then-current indebtedness, through April 30, 2004, of approximately $450,000 would be due and payable, in full, on February 28, 2005. The principal and any unpaid interest could be converted, at the holder's option, into common stock of the Company on a basis of $0.75 per share. Further, Transfund received 1,000,000 warrants, having a two-choice exercise provision, with an exercise term of three (3) years. If the exercise is "cashless", then the exercise price will be $0.60 per share. If actual cash is paid upon exercise, then the exercise price will be $0.375 per share. All other terms and conditions of the Transfund note will remain as originally executed. The value of the warrants was calculated to be $328,012 using the Black-Scholes method and is being amortized over the life of the warrants. The results for the year ended September 30, 2004 include $164,005 interest expense as amortization expense on the value of the warrants of this transaction and also includes $121,988 expense which is the value of the beneficial conversion feature of this debt.

10. Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue, has experienced net operating losses of approximately $6,024,000 since inception, had a net loss of approximately $3,447,000 and a negative cash flow from operations of $652,000 for the year ended September 30, 2004, and has working capital and stockholder's deficiencies of approximately $1,022,000and $974,000, respectively, as of September 30, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. The Company has developed new products, has developed a sales team and is vigorously pursuing new business. Management is also working with financiers to raise additional capital.

11. Subsequent Events

Various notes with due dates in January and February 2005 have been extended to March 28, 2005.

During October 2004, an additional $15,000 was raised from an existing accredited investor via convertible debentures payable January 28, 2005, bearing 8% interest. These debentures may be converted into common stock of the Company, at the election of the holder, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.30 per share. These debentures also entitled the investor to warrants to purchase an additional 83,333 shares of the Company's common stock at an exercise price of $0.30 per share. The warrants have an exercise period of 3 years.

During October 2004 $5,000 was raised via private placement. The investor in this placement acquired 10,000 shares at a price of $.30 per share.

During November 2004 an additional $50,000 was raised via private placement. The investor in this placement acquired, for $0.30, one share of stock and 1 warrant allowing for exercise within 9 months of investment at $0.30 per share. 166,666 shares were issued under this placement.

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003
                                     (Cont.)


Also during November 2004, an additional $50,000 was raised from existing accredited investors via convertible debentures payable March 21, 2005, bearing 8% interest. These debentures may be converted into common stock of the Company, at the election of the holder, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.30 per share. These debentures also entitled the investor to warrants to purchase an additional 166,666 shares of the Company's common stock at an exercise price of $0.30 per share. The warrants have an exercise period of 3 years.

On January 11, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $400,000 for convertible debentures payable two years after draw-down, bearing 12% interest. The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.233 per share. These debentures also entitle the investor to 562,500 shares of restricted common stock as consideration for establishing the credit facility. These restricted shares were issued at $.20 per share for a total of $112,500. As of March 7, 2005 the entire credit facility has been drawn down.

The company announced on February 1, 2005 that Grant Bettingen, Inc., a highly respected investment bank focused on growth companies, has agreed to provide SVC investment banking, market-making and other services to the company as it executes on its plan to be the market and technology leader in electronic and wireless payment systems, digital rights management and pre-paid stored-value cards.

During March 2005, an additional $50,000 was raised from existing accredited investors via convertible debentures payable June 30, 2005, bearing 8% interest. These debentures may be converted into common stock of the Company, at the election of the holder, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.30 per share. These debentures also entitled the investor to warrants to purchase an additional 166,666 shares of the Company's common stock at an exercise price of $0.30 per share. The warrants have an exercise period of 3 years.

During the three months ended December 31, 2004, 123,829 shares were issued to contractors and vendors in settlement of services totaling $47,499.

                   SVC FINANCIAL SERVICES INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 2005
                                   (UNAUDITED)

                                                                            June 30       September 30,
                                                                             2005             2004
                                                                             -----            ----
                                ASSETS

Current Assets
Cash                                                                     $     5,576      $    28,038
Prepaid expense                                                                5,452            1,292
Total Current Assets                                                          11,028           29,330
Property and Equipment
Cost                                                                         107,472           87,763
Accumulated Depreciation                                                     (83,128)         (78,539)
Net                                                                           24,344            9,224
Other Assets
Work in Progress - Software                                                       --          100,000
Total Other Assets                                                                --          100,000
Total Assets                                                             $    35,372      $   138,554

               LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts Payable and accrued liabilities                                 $   963,623      $   564,037
Accrued Interest on related party notes                                      233,282          146,237
Notes Payable to related parties                                           1,600,500          341,448
Deferred compensation (net of accrued interest)                              161,231           61,078
Total Current Liabilities                                                  2,958,636        1,112,800
Commitments and Contingencies                                                     --               --
Stockholders' Deficiency:
Common Stock, no par value, 50,000,000 shares authorized, 33,422,124       6,045,276        4,945,230
shares issued and outstanding at June 30, 2005
Common Stock Issuable, 436,608 shares at June 30, 2005                       134,866          104,311
Deficit Accumulated During the Development Stage                          (9,103,406)      (6,023,787)
Total Stockholders' Deficiency                                            (2,923,264)        (974,246)
Total Liabilities and Stockholders' Deficiency                           $    35,372      $   138,554

See accompanying notes to these condensed consolidated financial statements

                   SVC FINANCIAL SERVICES INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           For the Three and Nine Months Ended June 30, 2005 and 2004
        and the Period from Inception (August 23, 1999) to June 30, 2005
                                   (UNAUDITED)

                                        Three Months Ended June 30,        Nine Months Ended June 30,         Inception
                                        ----------------------------       ---------------------------   (August 23, 1999) to
                                          2005             2004              2005             2004           June 30, 2005
                                          -----            -----             -----            -----          -------------
Revenue                              $      5,750      $      7,500      $     10,188      $      7,508      $     71,448
Cost of Goods Sold                            250                --               250               136            37,690
Gross Profit (Loss)                         5,500             7,500             9,938             7,372            33,758
Operating Expenses:
Salaries                                  139,637            61,499           319,414           236,746         1,361,340
Stock Based Compensation                   88,508           165,995           551,522           465,967         1,178,693
Professional Fees                         230,795           116,071           501,231           368,479         1,923,199
Facilities                                 20,561            11,432            49,593            25,079           293,002
Marketing                                  33,755            11,512            81,493            29,612           184,341
Administrative Expense                     74,559             9,092        284,11 5 4            36,105           834,277
Depreciation                                2,000               333             4,589               762            74,188
Total Operating Expenses                  589,815           375,934         1,791,957         1,162,750         5,849,040
Loss from operations                     (584,315)         (368,434)       (1,782,019)       (1,155,378)       (5,815,282)
Other (Income) Expense:
Interest Expense                          183,273           397,053           982,149         1,261,678         2,831,170
Beneficial conversion expense on           51,279           121,988           295,901           121,988           495,128
debt
Financing fees                             19,550                --            19,550             1,000            70,725
Gain on Extinguishment of Debt                                   --                             (26,666)          (76,755)
Interest Income                                                  --                                  --            (5,130)

Total Other (Income) Expense              254,102           519,041         1,297,600         1,358,000         3,315,138
Net loss before minority             $   (838,417)     $   (887,475)     $ (3,079,619)     $ (2,513,378)     $ (9,130,420)
interest in net gain of
subsidiary
Minority interest in net                       --                --                --                --            27,014
gain of subsidiary
Net Loss                             $   (838,417)     $   (887,475)     $ (3,079,619)     $ (2,513,378)     $ (9,103,406)
Basic and diluted loss per           $      (0.03)     $      (0.03)     $      (0.10)     $      (0.10)     $      (0.29)
common share
Weighted Average Shares                32,645,900        30,107,769        31,603,382        26,165,718        31,576,943
Outstanding, basic and diluted

  See accompanying notes to these condensed consolidated financial statements

                   SVC FINANCIAL SERVICES INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
            For the Nine Months Ended June 30, 2005 and 2004 and the
            Period from Inception (August 23, 1999) to June 30, 2005
                                   (UNAUDITED)

                                                       Nine Months Ended June 30,             Inception
                                                      ---------------------------       (August 23, 1999) to
                                                        2005               2004             June 30, 2005
                                                        -----              -----            -------------
Cash flows from operating activities:
Net Loss                                            $(3,079,619)        $(2,513,378)        $(9,103,406)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation & Amortization                               4,589                 762              83,128
Bad debts expense                                            --               5,000               5,000
Warrant valuation & Amortization                        775,289           1,338,968           2,375,949
Issuance of common stock for services                                       465,967             685,754
Common stock issuable for services                      292,935              28,000             332,935
Common stock issuable for performance based             103,458                                 103,458
     compensation and deferred salary
Write-off software under development                    100,000                                 100,000
Loss on disposal of fixed assets                                                 --              10,712
Beneficial conversion expense                           295,901                                 295,901
Gain on extinguishment of debt                                              (26,666)            (50,089)
Increase in Prepaid expenses and other                   (4,160)             (1,292)             (5,452)
Increase in Accrued interest payable                     87,045              44,243             394,547
Increase in Accounts payable                            530,293             311,314           1,232,923
Net cash used in operating activities                  (894,269)           (347,082)         (3,538,640)
Cash flows from investing activities:
Software under development                                   --             (90,000)           (100,000)
Purchase of fixed assets                                (19,709)             (5,027)           (118,184)
Net cash used in investing activities                   (19,709)            (95,027)           (218,184)
Cash flows from financing activities:
Borrowings on related party notes payable               740,501               9,500           2,263,501
Proceeds from issuance of common stock net              151,015             404,714           1,433,949
of issuance costs
Common Stock Issuable                                        --                  --              64,950
Net cash provided by financing activities               891,516             414,214           3,762,400
Adjustment to Retained Earnings for                          --                  --                  --
disposal of subsidiary
Increase (Decrease) in cash                             (22,462)            (27,895)              5,576
Cash at beginning of period                              28,038              59,559                  --

Cash at end of period                               $     5,576         $    31,664         $     5,576
NON CASH FINANCING AND INVESTING ACTIVITIES:
Issuance of common stock for services                        --             465,967             685,754
Common stock issuable for services                      292,935              28,000             332,935
Common stock issuable for performance based             103,458                  --             103,458
compensation and deferred salary
Common stock issuable in settlement of              $    30,555         $   373,405         $   493,063
accounts payable
Common stock issuable in settlement of                       --         $   161,265         $   161,265
accrued interest
Issuance of common shares in redemption of                   --         $   623,500         $   623,500
debt
Value of warrants                                   $   775,289         $ 1,216,980         $ 2,157,811
Value of beneficial debt conversion feature         $   295,901         $   121,988         $   495,128
Assumption of liabilities in connection with                 --         $   171,583         $   171,583
merger

  See accompanying notes to these condensed consolidated financial statements

                   SVC FINANCIAL SERVICES INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
        For the Period From August 23, 1999 (Inception) to June 30, 2005
                                   (UNAUDITED)

                                                                                                                          Total
                                                                                Common                                 Shareholders'
                                            Common Stock                         Stock               Accumulated          Equity
                                     Shares                Amount               Issuable              Deficiency       (Deficiency)
Common Stock issued                 13,639,236         $     18,432                                                   $    718,432
Net loss for the year                                                                            $   (113,449)            (113,449)
ended September 30, 1999
Balance at September 30, 1999       13,639,236              718,432                                  (113,449)             604,983
Common Stock issued                  2,299,015              184,538                                                        184,538
Net loss for the year                                                                              (1,014,258)          (1,014,258)
ended September 30, 2000
Balance at September 30, 2000       15,938,251              902,970                                (1,127,707)            (224,737)
Common Stock issued                    141,128              377,124                                                        377,124
Net loss for the year                                                                                (376,762)            (376,762)
ended September 30, 2001
Balance at September 30, 2001       16,079,379            1,280,094                                (1,504,469)            (224,375)
Net loss for the year                                                                                (532,793)            (532,793)
ended September 30, 2002
Common Stock issued for                 13,365                8,093                                                          8,093
services
Equity adjustment from                                                                                 27,015               27,015
disposal of subsidiary
Balance at September 30, 2002       16,092,744            1,288,187                                (2,010,247)            (722,060)
Net loss for the year                                                                                (566,618)            (566,618)
ended September 30, 2003
Balance at September 30, 2003       16,092,744            1,288,187                   --           (2,576,864)          (1,288,677)
Net Loss - Year ended                                                                              (3,446,923)          (3,446,923)
September 30, 2004

                                                                                                                          Total
                                                                                Common                                 Shareholders'
                                            Common Stock                         Stock               Accumulated          Equity
                                     Shares                Amount               Issuable              Deficiency       (Deficiency)

Reverse Merger adjustment            1,989,251             (171,583)                                                      (171,583)
Common Stock issued for                249,875               56,283                                                         56,283
services Quarter ended
December 31, 2003
Stock Based compensation               138,889               66,667                                                         66,667
Quarter ended December 31,
2003
Black Scholes valuation of                                  361,949                                                        361,949
warrants Quarter ended
March 31, 2004
Issuance costs Quarter                                      (32,600)                                                       (32,600)
ended March 31, 2004
Common Stock issued                  5,008,427              751,264                                                        751,264
February 2004 in
settlement of debt and
accrued interest
Common Stock issued                  4,000,000              200,000                                                        200,000
February 2004 included in
Common Stock Issuable at
September 30, 2003
Common Stock issued                    800,000               40,000                                                         40,000
February 2004 in
settlement of accounts payable
Common Stock issued                    720,000              180,000                                                        180,000
February 2004 for cash
Common Stock issued                    134,000               33,500                                                         33,500
February 2004 in
settlement of debt
Common Stock issued                     80,000               20,000                                                         20,000
February 2004 in
settlement of accounts
payable
Common Stock issued                    183,928               86,600                                                         86,600
February 2004 in
settlement of accounts payable

                                                                                                                          Total
                                                                                Common                                 Shareholders'
                                            Common Stock                         Stock               Accumulated          Equity
                                     Shares                Amount               Issuable              Deficiency       (Deficiency)
Common Stock issued for                151,602              137,022                                                        137,022
services Quarter ended
March 31, 2004
Stock Based compensation                83,333               40,000                                                         40,000
Quarter ended March 31, 2004
Black Scholes valuation of                                  526,665                                                        526,665
warrants Quarter ended
March 31, 2004
Issuance costs Quarter                                      (21,000)                                                       (21,000)
ended March 31, 2004
Common Stock issued April              250,000               37,500                                                         37,500
2004 in settlement of
accounts payable
Warrants exercised April                40,000               20,000                                                         20,000
2004 in settlement of
accounts payable
Common Stock issued April              108,000               27,000                                                         27,000
2004 for cash
Warrants exercised May                 100,000               51,000                                                         51,000
2004 for cash
Common Stock issued May                150,000               75,000                                                         75,000
2004 for cash
Common Stock issued June                14,000                7,000                                                          7,000
2004 for cash
Common Stock issued June                16,000                8,000                                                          8,000
2004 in settlement of debt
Value of warrants issued                                    328,012                                                        328,012
April 2004 for debt
extension
Value of beneficial debt                                    121,988                                                        121,988
conversion feature April 2004
Common Stock issued for                145,925              125,995                                                        125,995
services Quarter ended
June 30, 2004

                                                                                                                          Total
                                                                                Common                                 Shareholders'
                                            Common Stock                         Stock               Accumulated          Equity
                                     Shares                Amount               Issuable              Deficiency       (Deficiency)
Stock Based compensation                83,333               40,000                                                         40,000
Quarter ended June 30, 2004
Black Scholes valuation of                                  209,200                                                        209,200
warrants Quarter ended
June 30, 2004
Issuance costs Quarter                                       (5,000)                                                        (5,000)
ended June 30, 2004
Common Stock issued                     20,000               10,000                                                         10,000
Quarter ended September
30, 2004 in settlement of debt
Common Stock issued for                 18,667                6,000                                                          6,000
cash Quarter ended
September 30, 2004
Common Stock issued for                104,332               55,581                                                         55,581
services Quarter ended
September 30, 2004
Stock Based compensation                83,335               40,000                                                         40,000
Quarter ended September 30,
2004
Black Scholes valuation of                                  147,761                                                        147,761
warrants Quarter ended
September 30, 2004
Value of beneficial debt                                     77,239                                                         77,239
conversion feature - three
months ended September 30, 2004
Common Stock Issuable                                                            104,311                                   104,311
Balance at September 30, 2004       30,765,641         $  4,945,230         $    104,311         $ (6,023,787)        $   (974,246)
Net Loss - Nine months                                                                           $ (3,079,619)          (3,079,619)
ended June 30, 2005
Common Stock issued for cash           575,747         $    151,015                                                        151,015
Restricted common shares               660,937              119,663                                                        119,663
issued for establishment
of credit facility

                                                                                                                          Total
                                                                                Common                                 Shareholders'
                                            Common Stock                         Stock               Accumulated          Equity
                                     Shares                Amount               Issuable              Deficiency       (Deficiency)
Common Stock issued for                640,514              173,272                                                        173,272
services
Issuance costs                          72,796                   --                                                             --
Value of beneficial                                         295,901                                                        295,901
conversion feature of
convertible debt
Black Scholes valuation of                  --              256,737                                                        256,737
warrants Quarter ended
December 31, 2004
Stock Based compensation               678,610              103,458                                                        103,458
Quarter ended March 31, 2005
Acquisition of PocketPass shares        13,393                                                                                  --
Correction to debt                      14,486                   --                                                             --
conversion to equity in
prior period
Common Shares to be issued                                                        30,555                                    30,555
in settlement of accounts
payable
Balance at June 30, 2005            33,422,124         $  6,045,276         $    134,866         $ (9,103,406)        $ (2,923,264)

See accompanying notes to  these condensed consolidated financial statements

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development-Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                                  June 30, 2005

1.   Nature of Operations

SVC Financial Services, Inc. ("SVC" or the "Company"), formerly Secure Sign, Inc., was incorporated on July 14, 1995 under the laws of the state of Colorado. Contractor's Directory, Inc. was purchased on April 17, 1999 in a stock for stock transaction exchange. In September 2003 the Company sold ninety-five percent (95%) of its wholly owned subsidiary, Contractor's Directory, Inc. to the former CEO of the Company for $5,000 and assumption of all corporate debts related to Contractor's Directory, Inc. The Company is still in the development stage.

SVC is a transaction management company that provides integrated financial services and value-added software for accelerating sales. SVC has pioneered a scalable, integrated media and transaction management solution, the Mazarin Media Platform, that Platform, which provides rapid application delivery for any size organization. SVC enables its customers to deliver smart applications that inspire consumers to make immediate, informed decisions. SVC solutions have a broad range of applicability and provide tremendous value to the music and entertainment, political, non-profit, research and testing, and corporate and consumer marketing areas. SVC's revolutionary Scoot(TM) Mobile Money ATM Card allows anyone with a cell phone to store, send and receive funds anywhere in the world. Scoot Mobile Money is a low cost, global approach to supporting the large and fast-growing markets for funds transfer, unbanked money management, and secure payment remittances and reimbursements. Scoot is strategically focused on three large and rapidly growing markets: 1) sale of pre-paid debit cards 2) card-to-card money transfer services and 3) marketing select goods and services via cell phone. Since inception, the Company has devoted substantially all of its efforts to activities such as financial planning, capital raising and product development and has not recorded any significant revenue.
 Accordingly, the Company is in the development stage, as defined by the Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development State Enterprises."

History

On October 1, 2003, the Company acquired all the outstanding shares of PocketPass.com, Inc. (incorporated on August 23, 1999) in exchange for 16,092,744 restricted shares of its common stock. The acquisition has been accounted for as a reverse merger (recapitalization) with PocketPass.com deemed to be the accounting acquirer. Accordingly, the historical financial statements presented herein are those of PocketPass.com, as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to capital in excess of par value, and those of SVC (the legal acquirer) since the merger. The retained earnings of the accounting acquirer have been carried forward after the acquisition and PocketPass.com's basis of its assets and liabilities were carried over in the recapitalization. Operations prior to the business combination are those of the accounting acquirer.

2.   Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations. It is management's opinion, however, that all adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year. These unaudited interim condensed financial statements should be read in conjunction with the Company's audited consolidated financial statements as of September 30, 2004 included in the Company's annual report Form 10-KSB and the information included in Form 8-K/A, dated October 1, 2004, regarding the PocketPass.com, Inc. financial statements.

Basis of Consolidation

The consolidated financial statements include the accounts of SVC Financial Services, Inc. and its wholly owned subsidiary, PocketPass.com Inc. All significant inter-company accounts and transactions have been eliminated upon consolidation.

Revenue Recognition

The Company recognizes revenue from sale or use of its products ratably over applicable contract periods or as services are performed.

Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts on a case-by-case basis when it believes the required payment of specific amounts owed is unlikely to occur after a review of historical collection experience, subsequent collections and management's evaluation of existing economic conditions.

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development-Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                                  June 30, 2005
                                     (Cont.)

Advertising

Advertising costs are expensed in the year incurred. Advertising expenses during the three and nine-month periods ended June 30, 2005 were $8,829 and $9,129 respectively. There were no advertising costs in 2004.

Fixed Assets

Property and equipment were stated at cost less accumulated depreciation. Expenditures for major additions and improvements were capitalized and minor replacements, maintenance and repairs were charged to expense as incurred. Whenever an asset is retired or disposed of, its cost and accumulated depreciation or amortization is removed from the respective accounts and the resulting gain or loss is credited or charged to income.

Depreciation is computed using the straight-line and over the following estimated useful lives:

          Computers and software                     3 years
          Furniture and Fixtures                5 to 7 years

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recovery of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

Earnings (Loss) Per Share

SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings
(loss) per share and diluted earnings per share. The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. These potentially dilutive securities , which include warrants, stock options and convertible debt securities, were not included in the calculation of loss per share for the periods ended June 30, 2005 and 2004 because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive. Accordingly, basic and diluted loss per share are the same for the quarters and period ended June 30, 2005 and 2004.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change.
 Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized. The Company has recorded a 100% valuation allowance against its net deferred tax assets.

Capitalized Software Costs

The Company accounts for the development cost of software in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"). SFAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. Technological feasibility is attained when the Company's software has completed system testing and has been determined viable for its intended use. The time between the attainment of technological feasibility and completion of software development has been short with immaterial amounts of development costs incurred during this period. Accordingly, the Company did not capitalize any development costs in 2005 or 2004. The Company capitalizes software acquired through technology purchases if the related software under development has reached technological feasibility or if there are alternative future uses for the software.

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development-Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                                  June 30, 2005
                                     (Cont.)

Disclosures about Fair Value of Financial Instruments

The carrying amount of the Company's financial instruments, which include accounts receivable, due from related parties, accounts payable, notes payable and accrued expenses approximate their fair values at June 30, 2005 and 2004.

Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

The Company accounts for its stock-based compensation plan based on Accounting Principles Board ("APB") Opinion No. 25, Financial Interpretation No. 44, and SFAS 123, "Accounting for Stock-Based Compensation." For the three and nine month period ending June 30, 2005 and 2004,the Company has not changed to the fair value method and continued to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions. All non-employee stock option and warrant grants are accounted for under the fair value method. As such, compensation expense for employee stock option and warrant grants would be recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

The FASB issued SFAS No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS No.123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. Pursuant to SFAS No.123, the Company would expense the fair market value of stock options newly granted to third parties and disclose the pro forma results based on the fair value of options/warrants granted to employees.

During the three and nine months ended June 30, 2005 and 2004, the Company did not issue any stock options to employees.

Comprehensive Income

The Company has no items of other comprehensive income (loss) for the quarters and period ended June 30, 2005 and 2004.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") released a revision to Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation ("FAS 123R"). FAS 123R addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or
(b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method. The Company adopted FAS 123R effective with the year ended September 30, 2004. With the adoption of this new statement, the Company will have to recognize substantially more compensation expense in the future. This may have a material adverse impact on the Company's financial position and results of operations in the future.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", which amends Opinion 29 by eliminating the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal years beginning after June 15, 2005, and implementation is done prospectively. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

                        (A Development-Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                                  June 30, 2005
                                     (Cont.)


In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in SVC Financial Services, Inc. and Subsidiary accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on the Company's consolidated financial statements.

3.   Related Party Transactions

A major shareholder provided legal services to the Company. The charges for such legal services amounted to $45,407 for the nine months ended June 30, 2005 and $122,877 for the nine months ended June 30, 2004. Approximately $109,998 was due this shareholder at June 30, 2005.

Two directors provide marketing and business consulting services to the Company. The charges for such marketing and business consulting services amounted to $0 and $59,900 for the nine months ended June 30, 2005 and 2004 respectively. Amounts due these directors amounted to approximately $7,800 at June 30, 2005 and are included in accounts payable and accrued expenses.

4.   Fixed Assets

Property, plant and equipment consist of the following:

                                                         June 30, 2005        September 30, 2004
Computer equipment                                         $  59,740              $  52,984
Furniture and fixtures                                        36,803                 32,850
Software                                                      10,929                  1,929
                                                             107,472                 87,763
Less accumulated depreciation and amortization               (83,128)               (78,539)
                                                           $  24,344              $   9,224

Depreciation expense was $4,589 and $762 for the nine months ended June 30, 2005 and 2004, respectively.


Software under development, consisting of $100,000 of payments for the development of software as of September 30, 2004, was written off during the quarter ended March 31, 2005 due to the change to another more advanced software product that made development efforts more efficient. Ongoing software development costs are being expensed as incurred.

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development-Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                                  June 30, 2005
                                     (Cont.)

5.   Notes Payable to Related Parties

Notes payable to related parties are due to five principal shareholders or to entities controlled by the principal shareholders. The related party notes payable consist of the following:

                                                                       June 30, 2005     September 30, 2004

8% per annum convertible promissory notes due and payable               $  465,500           $  400,500
on various dates ranging from March 31, 2006 to November
15, 2006.  The notes are secured by substantially all of
the assets of the Company

10% per annum convertible promissory note due and payable on               450,000              450,000
March 31, 2006.  This note is secured by substantially all of the assets of the Company

12% per annum convertible promissory note due and payable on               680,000                   --
various dates ranging from December 7, 2006 to June 23, 2007
The note is secured by substantially all of the assets
of the Company

Note due Chris Dieterich , corporate attorney                                5,000                5,000
Note due Lichter Weil                                                           --                4,500
                                                                         1,600,500              860,000
Less imputed interest                                                            0             (518,552)
                                                                        $1,600,500           $  341,448

During October 2004, an additional $15,000 was raised from an existing accredited investor via convertible debentures payable January 28, 2005, bearing 8% interest. These debentures may be converted into common stock of the Company, at the election of the holder, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.30 per share. These debentures also entitled the investor to warrants to purchase an additional 83,333 shares of the Company's common stock at an exercise price of $0.30 per share. The warrants have an exercise period of 3 years.

During November 2004, an additional $50,000 was raised from existing accredited investors via convertible debentures payable March 21, 2005, bearing 8% interest. These debentures may be converted into common stock of the Company, at the election of the holder, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.30 per share. These debentures also entitled the investor to warrants to purchase an additional 166,666 shares of the Company's common stock at an exercise price of $0.30 per share. The warrants have an exercise period of 3 years.

On January 11, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $400,000 for convertible debentures payable two years after draw-down, bearing 12% interest. The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.233 per share. These debentures also entitle the investor to 562,500 shares of restricted common stock as consideration for establishing the credit facility. As of March 7, 2005 the entire credit facility has been drawn down.

These debentures and any accrued interest may be converted into common stock of the Company, at the election of the holder, at anytime utilizing a conversion ratio of $0.233 per share.

During March 2005, an additional $45,000 was raised from existing accredited investors via convertible debentures payable March 21, 2005, bearing 12% interest. These debentures may be converted into common stock of the Company, at the election of the holder, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.233 per share.

During the quarter ended June 30, 2005, an additional $235,000 was raised from existing accredited investors via convertible debentures payable on various dates ranging from March 21, 2007 to June 23, 2007, bearing 12% interest. These debentures may be converted into common stock of the Company, at the election of the holder, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.233 per share

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development-Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                                  June 30, 2005
                                     (Cont.)

6.   Stock Option Plan

On December 8, 1999 the Company adopted the 1999 Stock Option Plan (the "Plan"), which provided for the issuance of options to employees, officers, directors and consultants to purchase up to 5,000,000 shares of common stock.

The Company assumed from PocketPass.com, Inc. 333,290 options at date of merger which have a weighed average exercise price of $.04 and expire in varying amounts through 2010. The Company estimates that the fair value of options granted is nominal based upon the lack of marketability of Company shares, the significant operating losses since inception, and its development stage enterprise status.

The Company assumed from PocketPass.com, Inc. 6,770,000 warrants at date of merger which have a weighed average exercise price of $.10 and expire in varying amounts through 2009. The Company estimate d s that the fair value of all warrants granted at the grant date wa s nominal based upon the complete lack of marketability of Company shares, the significant operating losses since inception, the lack of comparison to a market price of public company stock for which these warrants could be exchanged or exercised, and its development stage enterprise status.

7.   Equity Transactions

The Company issued common stock to individuals and companies in lieu of cash compensation during the nine months ended June 30, 2005 and 2004, and converted debt and accounts payable into common stock.

The common stock issuable of $134,866 at June 30, 2005 consists of: $14,450 of cash received in anticipation of issuing 57,800 shares of common stock; $4,236 of services received in anticipation of issuing 16,944 shares of common stock, $65,625 for 241,45 6 7 shares for services rendered, $20,000 for 40,000 shares in exercise of warrants, and 80,408 shares in settlement of accounts payable of $30,555.

Significant Transactions during the nine month period ended June 30, 2005

575,747 shares were issued for $151,015 in cash.

660,937 restricted shares valued at $119,663 were issued for establishment of a credit facility. See Note 5.

640,514 shares worth $ 173,272 were issued to contractors and vendors in settlement of services rendered.

72,796 shares were issued for fund raising activities.

678,610 valued at $103,458 were issued for stock based compensation.

Transactions during the period ended June 30, 2004

During the three months ended December 31, 2003, the Company issued 249,875 shares of common stock in exchange for services valued at $56,283. During the three months ended December 31, 2003, the Company issued 138,899 shares of common stock in lieu of $66,667 compensation to an officer of the Company.

During February 2004 shares totaling 5,008,427 were issued in settlement of $590,000 of debt and $161,265 of accrued interest.

On February 27, 2004, pursuant to agreements entered into in November and December of 2003, the company issued 4,800,000 shares of common stock of which 4,000,000 shares were issued for $200,000 in cash and 800,000 shares were for settlement of $40,000 of accounts payable related to services in a prior quarter. This issuance was pursuant to Section 4(2) and Rule 506, thereunder, and all shares were restricted.

On February 28, 2004, the Company completed an early round of funding, via private placement under Rule 506, raising a total of $233,500 which consisted of 720,000 shares for $180,000 in cash and 134,000 shares in settlement of $33,500 of debt and 80,000 shares in settlement of $20,000 of accounts payable. The remaining 108,000 shares were not issued until the following quarter. For each dollar invested, investors received four shares of restricted commons stock and three sets of 4 warrants: one set allowing the purchase of shares of stock for $0.50 within 6 months of the original investment, a second set allowing for the purchase of an additional share of stock for $0.75 within 12 months of investment and a final set allowing for the purchase of an additional share of stock for $1.00 within 18 months of the original investment. 1,042,000 units were sold such that there were 1,042,000 of each of the 3 different warrants issued to investors, for a total of 3,126,000 warrants, along with 1,042,000 shares of restricted common stock

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development-Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                                  June 30, 2005
                                     (Cont.)


On February 26, 2004, the Company issued 183,928 shares to three (3) employees/consultants of the Company in satisfaction of accounts payable for services rendered totaling $86,600, at an average price of $0.47 per share. These shares will be registered on Form S-8 at a convenient point in the future.

During the Quarter ended March 31, 2004, 151,602 shares were issued to contractors and vendors in settlement of services rendered in the amount of $137,022.

On April 23, 2004, the Company issued 250,000 shares of its restricted common stock to Girac Investments in settlement of $37,500 of accounts payable. These shares were valued at $0.30 per share and were issued under Rule 506 to an accredited investor.

During April 2004 warrants totaling 40,000 shares from the February 28, 2004 round of funding were exercised at $0.50 per share in settlement of $20,000 of debt.

During April 2004 shares totaling 108,000 shares from the February 28, 2004 round of funding were issued at $0.25 per share in settlement of $27,000 of debt.

On April 30, 2004, the Company renegotiated the terms and conditions of its loan from Transfund Ventures such that the then-current indebtedness, through April 30, 2004, of approximately $450,000 would be due and payable, in full, on February 28, 2005. The principal and any unpaid interest could be converted, at the holder's option, into common stock of the Company on a basis of $0.75 per share. Further, Transfund received 1,000,000 warrants, having a two-choice exercise provision, with an exercise term of three (3) years. If the exercise is "cashless", then the exercise price will be $0.60 per share. If actual cash is paid upon exercise, then the exercise price will be $0.375 per share. All other terms and conditions of the Transfund note remain as originally executed. The value of the warrants was calculated to be $353,801 using the Black-Scholes method and is being amortized over the life of the warrants. During May 2004 warrants totaling 100,000 shares from the February 28, 2004 round of funding were exercised for cash at $0.50 and $0.75 per share bringing the company $51,000.

During May and June 2004, an additional $90,000 was raised via private placement. Each investor in this placement acquired, for $0.50, one share of stock and 2 warrants (for a total of 360,000 warrants), one allowing for exercise within 6 months of investment at $0.75 per share and the other allowing for exercise within 12 months at a price of $1.00 per share. 180,000 shares were issued under this placement of which 150,000 shares were issued in May for cash of $75,000, 14,000 shares were issued in June for cash of $7,000 and 16,000 were issued in June in settlement of debt of $8,000.

During the Quarter ended June 30, 2004, 145,925 shares were issued to contractors and vendors in settlement of services rendered in the amount of $125,995.

8.   Litigation and Contingencies

Weinberg & Company, P.A.

On March 16, 2005, Weinberg & Company, P.A. ("Weinberg") filed a lawsuit against the Company for breach of contract, open book account and quantum meruit. The complaint alleges that Weinberg, the Company's former auditor, provided accounting and auditing services for which they claim they were not fully compensated. The lawsuit is seeking damages of $57,126 plus interest and attorney's fees and costs. The Company intends to vigorously defend itself against these claims and has filed a cross-complaint against Weinberg for breach of contract. The Company is seeking damages from Weinberg in an amount to be proven at trial plus interest, attorney's fees and costs.

The Company does not know of any other material, active or pending legal proceedings against it; nor is the Company involved as a plaintiff in any other material proceeding or pending litigation.

9.   Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue, has experienced net operating losses of $9,103,406 since inception, had a net loss of $3,079,61 9 8 for the nine months ended June 30, 2005, and has working capital deficiency of $2,947,608 and a stockholders deficiency of $2,923,264 as of June 30, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. Management is currently in the process of seeking additional funding, renegotiating the terms of its debt and expanding sales to achieve positive operating cash flows. However, there can be no assurances that management will succeed in its efforts to obtain additional funding or generate sufficient cash flows from operations that will sustain its operations. The Company has developed new products, has developed a sales team and is vigorously pursuing new business. Management is also working with financiers to raise additional capital.

                   SVC Financial Services, Inc. and Subsidiary
                        (A Development-Stage Enterprise)
                        (Successor to Secure Sign, Inc.)
                   Notes to Consolidated Financial Statements
                                  June 30, 2005
                                     (Cont.)


10.   Subsequent Events

During July 2005 shares totaling 36,785 were issued at $.20 per share for $7,357 cash.

During July 2005, an additional $50,000 was raised from existing accredited investors via convertible debentures payable on various dates ranging from July 7, 2007 to July 15, 2007, bearing 12% interest. These debentures may be converted into common stock of the Company, at the election of the holder, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.233 per share

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Indemnification is only possible under this section 7-109-102, however, if: (a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. However, under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

Under Section 7-109-103 a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director. A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

Our officers and directors are accountable to our shareholders as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of him and all other similarly situated shareholders to recover damages where we have failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of our securities due to a breach of a fiduciary duty by our officers or directors in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from us. We and our affiliates may not be liable to shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

Our Articles of Incorporation provide for indemnification as permitted by the Colorado Act in all material respects.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth an estimate of the costs and expenses payable by SVC Financial Services, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee                 $   850
Accounting Fees and Expenses                                        $12,000*
Legal Fees and Expenes                                              $50,000

Total                                                               $62,850
                                                                    =======
---------------
*Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During February 2004, the Company issued a total of 5,008,427 shares in settlement of $590,000 of debt and $161,265 of accrued interest. The issuance of these shares was exempt from registration under the Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

On February 27, 2004, pursuant to agreements entered into in November and December of 2003, the Company issued 4,800,000 shares of common stock of which 4,000,000 shares were issued for $200,000 in cash and 800,000 shares were for settlement of $40,000 of accounts payable related to services in a prior quarter The issuance of these shares was exempt from registration under the Section 4(2) of the Securities Act.

On February 28, 2004, the Company completed an early round of funding, via private placement under Rule 506 promulgated under the Securities Act, raising a total of $233,500 which consisted of 720,000 shares for $180,000 in cash and 134,000 shares in settlement of $33,500 of debt and 80,000 shares in settlement of $20,000 of accounts payable. The remaining 108,000 shares were not issued until the following quarter. For each dollar invested, investors received four shares of restricted commons stock and three sets of 4 warrants: one set allowing the purchase of an shares of stock for $0.50 within 6 months of the original investment, a second set allowing for the purchase of an additional share of stock for $0.75 within 12 months of investment and a final set allowing for the purchase of an additional share of stock for $1.00 within 18 months of the original investment. 1,042,000 units were sold such that there were 1,042,000 of each of the 3 different warrants issued to investors, for a total of 3,126,000 warrants, along with 1,042,000 shares of restricted common stock.

On February 26, 2004, the Company issued 183,928 shares to three employees/consultants of the Company in satisfaction of accounts payable for services rendered totaling $86,600, at an average price of $0.47 per share utilizing the Rule 4(2) exemption.

During the Quarter ended March 31, 2004, 151,602 shares were issued to contractors and vendors in settlement of services rendered in the amount of $137,022 utilizing the Rule 4(2) exemption.

On April 23, 2004, the Company issued 250,000 shares of its restricted common stock to Girac Investments in settlement of $37,500 of accounts payable. These shares were valued at $0.30 per share and were issued under Rule 506 to an accredited investor.

During April 2004 warrants totaling 40,000 shares from the February 28, 2004 round of funding were exercised at $0.50 per share in settlement of $20,000 of debt utilizing the Rule 4(2) exemption.

During April 2004 shares totaling 108,000 shares from the February 28, 2004 round of funding were issued at $0.25 per share in settlement of $27,000 of debt.

On April 30, 2004, the Company renegotiated the terms and conditions of its loan from Transfund Ventures such that the then-current indebtedness, through April 30, 2004, of approximately $450,000 would be due and payable, in full, on February 28, 2005. The principal and any unpaid interest could be converted, at the holder's option, into common stock of the Company on a basis of $0.75 per share. Further, Transfund received 1,000,000 warrants, having a two-choice exercise provision, with an exercise term of three (3) years. If the exercise is "cashless", then the exercise price will be $0.60 per share. If actual cash is paid upon exercise, then the exercise price will be $0.375 per share. All other terms and conditions of the Transfund note remain as originally executed. The value of the warrants was calculated to be $353,801 using the Black-Scholes method and is being amortized over the life of the warrants utilizing the Rule 4(2) exemption.

During May 2004 warrants totaling 100,000 shares from the February 28, 2004 round of funding were exercised for cash at $0.50 and $0.75 per share bringing the company $51,000.

During May and June 2004, an additional $90,000 was raised via private placement. Each investor in this placement acquired, for $0.50, one share of stock and 2 warrants (for a total of 360,000 warrants), one allowing for exercise within 6 months of investment at $0.75 per share and the other allowing for exercise within 12 months at a price of $1.00 per share. 180,000 shares were issued under this placement of which 150,000 shares were issued in May for cash of $75,000, 14,000 shares were issued in June for cash of $7,000 and 16,000 were issued in June in settlement of debt of $8,000 utilizing the Rule 4(2) exemption.

In 2004, 145,925 shares were issued to contractors and vendors in settlement of services rendered in the amount of $125,995 utilizing the Rule 4(2) exemption.

During July and August 2004, 20,000 shares were issued at $0.50 per share in settlement of $10,000 of debt and 18,667 shares were issued at $.32 per share for cash totaling $6,000 utilizing the Rule 4(2) exemption.

On July 16, 2004, the Company concluded a placement with existing accredited investors of $150,000 for convertible debentures. These debentures may be converted into common stock of the Company, at the election of the holders, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.30 per share. These debentures also entitled the investors to warrants to purchase an additional 500,000 shares of the Company's common stock at an exercise price of $0.30 per share, for a total of $150,000. The warrants have an exercise period of three years utilizing the Rule 4(2) exemption.

During September 2004 the company sold convertible debentures totaling $75,000 at 8% interest due March 21, 2005. This debt is convertible to common shares at $.30 per share for a period of 180 days. Warrants totaling 250,000 exercisable at $.30 per share for 3 years were also issued with this debt utilizing the Rule 4(2) exemption.

The year ended September 30, 2004 includes 651,734 shares earned by contractors and vendors for a total expense of $374,881 and 388,890 shares for vested options at a total expense of $186,667 utilizing the Rule 4(2) exemption.

During October and November 2004, 176,667 shares were issued for $55,000 in cash utilizing the Rule 4(2) exemption.

In December 2004, 526,500 restricted shares were issued for $112,500 in cash utilizing the Rule 4(2) exemption.

During the three months ended December 31, 2004, 123,829 shares worth $47,499 were issued to contractors and vendors in settlement of services rendered. Also 83,335 of options valued at $40,000 vested utilizing the Rule 4(2) exemption.

During the three months ended March 31, 2005:
116,080 shares were issued for $29,020 in cash.
141,754 shares worth $49,265 were issued to contractors and vendors in settlement of services rendered.
63,281 restricted shares valued at $26,236 were issued for establishment of a credit facility. See Note 5.
1,067,500 valued at $290,125 were issued for stock based compensation.
All utilizing the Rule 4(2) exemption

During the three months ended June 30, 2005:
283,000 shares were issued for $66,995 in cash.
35,156 restricted shares valued at $7,163 were issued for establishment of a credit facility. See Note 5.
98,930 shares worth $ 29,758 were issued to contractors and vendors in settlement of services rendered.
72,796 shares valued at $12,375 were issued for fund raising activities.
275,000 shares valued at $46,750 were issued for investment banking and investor relations activities.
All utilizing the Rule 4(2) exemption

During the three months ended September 30, 2005:
400,021 shares were issued for $50,967 in cash.
35,156 restricted shares valued at $5,977 were issued for establishment of a credit facility. See Note 5.
294,139 shares worth $38.979 were issued to contractors and vendors in settlement of services rendered.
40,000 shares valued at $4,600 were issued for fund raising activities. 192,719 shares issued valued at $25,063 were treated as issuance costs
All utilizing the Rule 4(2) exemption

During October 2004 the company sold convertible debentures totaling $50,000 at 8% interest due March 31, 2006. This debt was convertible to common shares at $.30 per share for a period of 180 days. Warrants totaling 166,666 exercisable at $.30 per share for 3 years were also issued with this debt. The issuance of these securities was exempt from registration under the Section 4(2) of the Securities Act

During November 2004 the company sold convertible debentures totaling $15,000 at 8% interest due March 31, 2006. This debt was convertible to common shares at $.30 per share for a period of 180 days. Warrants totaling 16,666 exercisable at $.30 per share for 3 years were also issued with this debt. The issuance of these securities was exempt from registration under the Section 4(2) of the Securities Act

On January 11, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $400,000 for convertible debentures payable two years after draw-down, bearing 12% interest. The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.10 per share. These debentures also entitle the investor to 562,500 shares of restricted common stock as consideration for establishing the credit facility. As of September 30, 2005 the credit facility has been increased to $790,000 which has been entirely drawn down.

On March 2, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $55,000 for convertible debentures payable two years after draw-down, bearing 12% interest. This credit line was subsequently increase to $95,000 which was entirely drawn down by September 30, 2005. The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.10 per share. These debentures also entitle the investor to 133,593shares of restricted common stock as consideration for establishing the credit facility. The issuance of these securities was exempt from registration under the Section 4(2) of the Securities Act On September 29, 2005, the Company entered into a subscription agreement with two accredited investors for the sale and issuance of 10% secured promissory notes in the principal amount of $750,000 due in September 2007. The Notes may be converted at any time by the holder into shares of the Company's common stock, no par value, at a conversion price equal to the lesser of (i) $0.15, or (ii) 75% of the average of the volume weighted average prices of the Common Stock for the three trading days preceding the date of conversion. The Company also issued to the Purchasers (i) five-year warrants to purchase a number of shares equal to the number of shares which would be issued on the Closing Date assuming the complete conversion of the Notes issued on the Closing Date at the Conversion Price then in effect, and (ii) warrants identical to the warrants under (i) except that they are exercisable for a period of one year from the effective date of the registration statement which the Company has agreed to file to register for resale the shares issuable upon conversion of the notes and exercise of the warrants. All warrants are exercisable at a price per share equal to 150% of the average of the volume weighted average of the Common Stock for the five trading days preceding the Closing Date. The investors also agreed to purchase an additional $750,000 in promissory notes on the fifth business day following the effective date of the registration statement upon the completion by the Company of the sale of 20,000 money cards and other conditions. The issuance of these securities was exempt from registration under Rule promulgated under the Securities Act. During the year the Company accrued $203,752 as the market value of 479,173 options vested during the year.

ITEM 27. EXHIBITS

Exhibit       Description
3.1      Certificate of Incorporation (1)
3.2      Amendment to Certificate of Incorporation
3.3      Bylaws (1)
4.1      Form of Note (2)
4.2      Form of Warrant (2)
4.3      Non-Qualified Employee Stock Option Plan (2)
5.1      Opinion of Sichenzia Ross Friedman Ference LLP*
10.1     Form of Subscription Agreement (2)
10.2     Escrow Agreement (2)
10.3     Form of Security Agreement (2)
10.4     Form of Guaranty Agreement (2)
10.5     Form of Collateral Agent Agreement (2)
23.1     Consent of Sichenzia Ross Friedman Ference LLP (included in exhibit 5.1) *
23.2     Consent of Goldstein Golub Kessler LLP *

--------------------------
(1) Incorporated by reference to the Company's Form 10-SB/A filed August 9,
    1999
(2) Incorporated by reference to the Company Current Report on Form 8-K filed October 3, 2005

     *  Filed herewith

ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco on this 10th day of November, 2005.

                                             SVC FINANCIAL SERVICES, INC.

                                             By: /s/ Christopher Haigh
                                             -------------------------------
                                             Christopher Haigh

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Bonelli his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                             Date

/s/ Christopher Haigh                 President, Chief Executive Officer                    November  10, 2005
    --------------------              and Director (Principal Executive Officer)
    Christopher Haigh

/s/ Charles Nuzum                     Chief Financial Officer                               November  10, 2005
    --------------------              (Principal Accounting Officer)
    Charles Nuzum

/s/ Robert Gold                       Chairman of the Board                                 November  10, 2005
    --------------------
    Robert Gold

/s/ Harvey Bornstein                  Director                                              November  10, 2005
    --------------------
    Harvey Bornstein

/s/ Yaqub Mirza                       Director                                              November  10, 2005
    --------------------
    Yacub Mirza

/s/ Inder Singh                       Director                                              November  10, 2005
    --------------------
    Inder Singh


                                INDEX TO EXHIBITS

Exhibit       Description

3.4      Certificate of Incorporation (1)
3.5      Amendment to Certificate of Incorporation
3.6      Bylaws (1)
4.4      Form of Note (2)
4.5      Form of Warrant (2)
4.6      Non-Qualified Employee Stock Option Plan (2)
5.1      Opinion of Sichenzia Ross Friedman Ference LLP*
10.6     Form of Subscription Agreement (2)
10.7     Escrow Agreement (2)
10.8     Form of Security Agreement (2)
10.9     Form of Guaranty Agreement (2)
10.10    Form of Collateral Agent Agreement (2)
23.1     Consent of Sichenzia Ross Friedman Ference LLP (included in exhibit 5.1) *
23.2     Consent of Goldstein Golub Kessler LLP *
--------------------------
(3) Incorporated by reference to the Company's Form 10-SB/A filed August 9,
    1999
(4) Incorporated by reference to the Company Current Report on Form 8-K filed October 3, 2005

    *  Filed herewith